EXHIBIT 10.7

SECURITIES PURCHASE AGREEMENT

dated as of December 12, 2016

by and among

EACH PURCHASER IDENTIFIED ON THE SIGNATURE PAGES HERETO (“PURCHASERS”)

and

CO-DIAGNOSTICS, INC. (“COMPANY”)

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SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of December 12, 2016, by and among CO-DIAGNOSTICS, INC., a Utah corporation (and together with all of its current and future, direct and/or indirect, wholly owned and/or partially owned Subsidiaries, collectively, the “Company”), each purchaser identified on the signature pages hereto (the “Purchasers” and each a “Purchaser”).

RECITALS

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act.

B. The Purchasers wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the Notes (in the form amended hereto Exhibit A) and the Warrants (in the form attached hereto as Exhibit D).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Defined Terms. In addition to terms defined elsewhere in this Agreement or in any Supplement, Amendment or Exhibit hereto, when used herein, the following terms shall have the following meanings:

(a) “Alternative Conversion Price”intentionally deleted.

(b) “Affiliate” means any Person which, directly or indirectly, owns or controls, on an aggregate basis, a ten (10%) percent or greater interest in any other Person, or which is controlled by or is under common control with any other Person.

(c) “Beaufort Note” means the 15% Secured Convertible Promissory Note of the Company issued to Beaufort Capital Partners, LLC on the date hereof, as existing on the date hereof.

(d) “Business Day” means any day other than a Saturday or Sunday or any other day on which the Federal Reserve Bank of New York is not open for business.

(e) “Closing” means the time of issuance and sale by the Company of the Note and Warrants to the Purchasers.

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(f) “Closing Date” means the date the Notes and Warrants are purchased by the Purchasers from the Company.

(g) “Contingent Obligation” means as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(h) “Conversion Shares” shall have the meaning ascribed to such term in the Notes.

(i) “Common Stock” means (i) the Company’s common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(j) “Common Stock Equivalents” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, and/or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock).

(k) “Dollar(s)” and “$” means lawful money of the United States.

(l) “Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

(m) “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

(n) “Event of Default” shall have the meaning set forth in the Notes or any other Transaction Document.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

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(q) “Guarantee” means the Subsidiary Guarantee, dated as of the date hereof, pursuant to which the Subsidiaries have jointly and severally agreed to guarantee and act as surety for the Company’s obligation to repay the Notes, in the form attached hereto as Exhibit G;

(r) “Indebtedness” means, with respect to any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services, (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or the Purchasers under such agreement in the event of default are limited to repossession or sale of such property), (v) all capital lease obligations of such Person, (vi) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (vii) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (viii) all obligations for any earn-out consideration, (ix) the liquidation value of preferred capital stock of such Person, (x) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (i) through (ix) above, (xi) all obligations of the kind referred to in clauses (i) through (ix) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and all obligations of such Person in respect of hedge agreements; and (xii) all Contingent Obligations in respect to indebtedness or obligations of any Person of the kind referred to in clauses (i)-(xi) above. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

(s) “Intercreditor and Subordination Agreement” means the Intercreditor and Subordination Agreement, dated the date hereof, by and among the Company, the Purchasers and Beaufort Capital Partners, LLC, a form of which is annexed hereto as Exhibit F.

(t) “Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, dated the date hereof, by and among the Purchasers, the Company and the Subsidiaries and all documents filed to perfect the Purchasers’ security interest in the Intellectual Property (as such term is defined in such agreement), a form of which is annexed hereto as Exhibit E.

(u) “Liens” or “liens” means a lien, mortgage, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, or other clouds on title.

(v) “Liabilities” means all direct or indirect liabilities, Indebtedness and obligations of any kind of Company to the Purchasers, howsoever created, arising or evidenced, whether now existing or hereafter arising (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, but not limited to, pursuant to the Notes, this Agreement and/or any of the other Transaction Documents, all accrued but unpaid interest on the Notes the principal, any letter of credit, any standby letter of credit, and/or outside attorneys’ and paralegals’ fees or charges relating to the preparation of the Transaction Documents and the enforcement of Purchasers’ rights, remedies and powers under this Agreement, the Notes and/or the other Transaction Documents.

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(w) “Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, or condition (financial or otherwise) of Company, (b) the validity or enforceability of this Agreement, the Notes, and/or any of the other Transaction Documents or (c) the rights or remedies of the Purchasers hereunder or thereunder.

(x) “Notes” means all of the 15% Senior Secured Convertible Promissory Notes due June12, 2017 of the Company owned by the Purchasers, which, subject to the terms and conditions set forth in this Agreement, shall purchase from the Company pursuant to this Agreement, the form of Note annexed hereto as Exhibit A.

(y) “OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

(z) “OFAC Regulations” means the regulations promulgated by OFAC, as amended from time to time.

(aa) “Permitted Indebtedness” means (i) Indebtedness of the Company evidenced by the Notes, this Agreement and/or any other Transaction Document in favor of the Purchasers including all Liabilities, (ii) Indebtedness of the Company set forth in Company’s Disclosure Schedules, provided none of such Indebtedness, has not been increased, extended and/or otherwise changed since the original issuance date of Indebtedness), (iii) Indebtedness secured by Permitted Liens described in clause “(iv)” of the definition of Permitted Liens and (iv) the Beaufort Note.

(bb) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, and (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, and (v) any Liens for Permitted Indebtedness perfecting security interests in the Permitted Indebtedness set forth in clauses (i), (ii) or (iv) of the definition of Permitted Indebtedness; provided that with respect to clause (iv) of the definition of Permitted Indebtedness, any such Liens are subject to the terms of the Intercreditor and Subordination Agreement.

(cc) “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

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(dd) “Pledged Securities” has the meaning set forth in the definition of “Transaction Documents”.

(ee) “Purchase Price” means the price to be paid by the Purchasers to purchase such Purchasers’ Notes and Warrants.

(ff) “Rule 144” has the meaning set forth in Section 8.10 hereof.

(gg) “SEC” or “Commission” means the United States Securities and Exchange Commission.

(hh) “Securities” means the Notes and the Warrants purchased pursuant to this Agreement and all Underlying Shares and any securities of the Company issued in replacement, substitution and/or in connection with any exchange, conversion and/or any other transaction pursuant to which all or any of such securities of the Company to the Purchasers.

(ii) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(jj) “Security and Pledge Agreement” means the Security and Pledge Agreement dated on or about the date hereof by and among the Company, the Subsidiaries and the Purchasers, as hereinafter amended and/or supplemented altogether with all exhibits, schedules and annexes to such Security and Pledge Agreement, pursuant to which all Liabilities and Indebtedness of the Company to the Purchasers under the Transaction Documents including, but not limited to, the Notes are secured by the Collateral which security interest in the Collateral shall be perfected by the Purchasers’ UCC-1s, filed with the Secretary of State of the State of Utah or other state, as applicable, to the extent perfectable by the filing of a UCC-1 Financing Statement and such other documents and instruments related thereto, which Security and Pledge Agreement is annexed hereto as Exhibit B.

(kk) “Solvent” means, with respect to any Person, as of any date of determination, (i) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (iii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (iv) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

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(ll) “Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person all of the Company’s Subsidiaries are set forth on Schedule 3.1(a) hereto.

(mm) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTCQX, OTCQB, OTCBB or OTC Pink Sheets (or any successors to any of the foregoing).

(nn) “Transaction Documents” means collectively, this Agreement, the Notes, the Warrants, the Security and Pledge Agreement with respect to, among other assets, all of the issued and outstanding capital stock of each Subsidiary (the “Pledged Securities”) and all documents necessary to transfer the Pledged Securities to the Purchasers as provided in the Security and Pledge Agreement (in the form amended hereto as Exhibit B), UCC-1 Financing Statements of the Purchasers on all of the assets of, respectively, the Company and the Subsidiaries (collectively, the “Purchasers’ UCC-1s”) to be filed with the Secretary of State of Utah on or about the Closing Date, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or other comparable or similar laws, rules or regulations) in favor of the Purchasers as secured parties perfecting all Liens the Purchasers have on the Collateral (as defined in the Security and Pledge Agreement), the Perfection Certificate dated the date hereof from the Company to the Purchasers (in the form annexed hereto as Exhibit C), (the “Perfection Certificate” and together with the Security and Pledge Agreement, the “Pledge Transaction Documents”), the Intellectual Property Security Agreement, the Intercreditor and Subordination Agreement, the Guarantee, and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

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(oo) “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Purchasers’ Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(pp) “Underlying Shares” means all Conversion Shares and Warrant Shares.

(qq) “Warrants” shall have the meaning ascribed to such term in Section 2.4 hereof.

(rr) “Warrant Shares” means all shares of Common Stock issuable upon exercise of the Warrants and/or any other securities issuable upon exercise of the Warrants.

(ss) Variable Rate Transaction” shall have the meaning set forth in Section 4.2(n) of this Agreement.

1.2 Other Definitional Provisions.

(a) Use of Defined Terms. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Transaction Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) Accounting Terms. As used herein and in the other Transaction Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Company not defined in Section 1.1 and accounting terms partly defined in Section 1.1 , to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Company at “fair value”, as defined therein, and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof).

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(c) Construction. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) UCC Terms. Terms used in this Agreement which are defined in the UCC shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC.

ARTICLE 2
PURCHASE OF NOTES AND WARRANTS

2.1 Closing. The Closing shall occur at 10:00 am (EST) on the Closing Date, on the first (1st) Business Day on which the conditions to Closing set forth in Article 5 hereof are satisfied or waived in writing as provided elsewhere herein, or on such other date and time as agreed to by the Company and Purchasers.

2.2 Conditions to Purchase of Notes and Warrants. Subject to the terms and conditions of this Agreement, the Purchasers will at the Closing, on the Closing Date, purchase from the Company the Notes and Warrants in the amounts and for the Purchase Price set forth on Schedule I hereto,provided that (i) no Event of Default (or event that with the passage of time or the giving of notice, or both, would become an Event of Default), shall have occurred or would result therefrom; and (ii) the conditions in Section 5.1 have been satisfied.

2.3 Purchase Price and Payment of the Purchase Price for the Notes and Warrants. The Purchase Price for the Notes and Warrants to be purchased by the Purchasers shall be paid at the Closing by the Purchasers by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions, against delivery of the Notes and Warrants.

2.4 Warrant. Subject to the terms and conditions of this Agreement, on the Closing Date each Purchaser shall receive warrants (the “Warrants”) to purchase the amount of shares of Common Stock equal to 50% of the number of shares underlying each Purchaser’s Notes with the terms provided in the attached Exhibit D.

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2.5 Registration Statement. The Company shall file a registration statement on Form S 1 pursuant to Rule 415 of the Securities Act (the “Registration Statement”) to register the Underlying Shares within 30 calendar days of the Closing Date. Purchaser shall promptly provide all information requested by Company required for the filing of the Registration Statement and any delays caused by Purchaser shall extend the aforementioned timeframes by one (1) day for each day after 2 Business Days that Purchaser fails to provide the required information following written notice from Company. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act within ninety (90) calendar days following the Closing Date or as promptly as possible thereafter(the “Effectiveness Date”); provided, however, that in the event the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date shall be the fifth (5th) Business Day following the date on which the Company is so notified if such date precedes the date otherwise required above. The Company shall file a response within ten (10) Business Days of receipt of any comments from the SEC on the Registration Statement. The Company shall maintain the effectiveness of the Registration Statement until all of the Underlying Shares under the Registration Statement have been sold or may be sold without registration and without volume or manner of sale limits under Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent of the Company and the affected Purchasers. If pursuant to Rule 415 of the Securities Act, the SEC shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement, then Company shall be obligated to include in such Registration Statement only such limited portion of the Common Stock underlying the Notes and Warrants.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1 Representation and Warranties. Company (which for purposes of this Section 3.1 means the Company and all of its Subsidiaries), represents and warrants to the Purchasers that on the Closing Date:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization, Etc. Company is duly organized, validly existing and in good standing under the laws of the state of their respective organization and are duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

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(c) Authorization: No Conflict. The execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby by the Company, including, but not limited to, the sale and issuance of the Notes and Warrants for the Purchase Price (i) are within Company’s corporate powers, (ii) have been duly authorized by all necessary action by or on behalf of Company (and/or its shareholders to the extent required by law), (iii) the Company has received all necessary and/or required governmental, regulatory and other approvals and consents (if any shall be required), (iv) do not and shall not contravene or conflict with any provision of, or require any consents under (A) any law, rule, regulation or ordinance, (B) Company’s organizational documents; and/or (C) any agreement binding upon Company or any of Company’s properties except as would not reasonably be expected to have a Material Adverse Effect, and (v) do not result in, or require, the creation or imposition of any Lien and/or encumbrance on any of Company’s properties or revenues pursuant to any law, rule, regulation or ordinance or otherwise.

(d) Validity and Binding Nature. The Transaction Documents to which Company is a party are the legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) Title to Assets. Company has good and marketable title to all assets owned by Company.

(f) No Violations of Laws. Company is not in violation of any law, ordinance, rule, regulation, judgment, decree or order of any federal, state or local governmental body or court and/or regulatory or self-regulatory body.

(g) Burdensome Obligations. Except as otherwise disclosed in Schedule 3.1(g), Company is not a party to any indenture, agreement, lease, contract, deed or other instrument, or subject to any partnership restrictions or has any knowledge of anything which could have a Material Adverse Effect.

(h) Taxes. Except as set forth on Schedule 3.1(h), all federal, and material state and local tax returns required to be filed by Company have been filed with the appropriate governmental agencies and all taxes due and payable by Company have been timely paid.

(i) Employee Benefit Plans. The term “Plan” means an “employee pension benefit plan” (as defined in Section 3 of Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”)) which is or has been established or maintained, or to which contributions are or have been made, by Company or by any member of the Controlled Group. Each plan and/or employee benefit plan, if any, (as defined in Section 3(3) of ERISA) maintained by Company complies in all material respects with all applicable requirements of law and regulations and all payments and contributions required to be made with respect to such plans have been timely made.

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(j) Federal Laws and Regulations. Company is not (i) an “investment company” or a company “controlled”, whether directly or indirectly, by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; or (ii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

(k) Fiscal Year. The fiscal year of Company ends on December 31 of each year.

(l) Subsidiaries; Etc. All Subsidiaries of the Company and the locations thereof on the Closing Date are set forth in the Schedules to the Security and Pledge Agreement. Such Schedules set forth as of the Closing Date, Company’s jurisdiction of organization and the location of Company’s executive offices and other places of business.

(m) Officers and Ownership. As of the date hereof, the Persons set forth in the in the accompanying incumbency certificates hold the respective office or offices, position or positions (including director positions if a director), in Company and (ii) own the percentage of each and every class of issued and outstanding capital stock, other ownership interests and/or securities of Company and the voting power over said capital stock, other ownership interests and/or securities of Company.

(n) Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i) No Disqualification Events. Neither the Company, nor any of its predecessors, affiliates, any manager, executive officer, other officer of the Company participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company will comply with its disclosure obligations under Rule 506(e).

(ii) Other Covered Persons. The Company is not aware of any person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the purchase and sale of the Notes and/or the Warrants that is subject to a Disqualification Event (each an “Other Covered Person”).

(iii) Reasonable Notification Procedures. With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

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(iv) Notice of Disqualification Events. The Company will notify the Purchasers immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

(o) Accuracy of Information, etc. No statement or information contained in this Agreement, the Disclosure Schedules, any other Transaction Document or any other document, certificate or statement furnished to the Purchasers by or on behalf of Company in writing for use in connection with the transactions contemplated by this Agreement and/or the other Transaction Documents, contained as of the date such statement, information, document or certificate was made or furnished, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not materially misleading. There is no fact known to Company that could have a Material Adverse Effect that has not been expressly disclosed herein, in the other Transaction Documents, or in any other documents, certificates and statements furnished to the Purchasers for use in connection with the transactions contemplated hereby and by the other Transaction Documents.

(p) Solvency. Company is as of the date hereof Solvent; and shall be Solvent immediately prior to, and immediately following the Closing, after giving effect to the incurrence of all Indebtedness and all other obligations being incurred by the Company pursuant hereto and the other Transaction Documents including, but not limited to, all Liabilities and pursuant to the other Transaction Documents and the use of the Purchase Prices as provided elsewhere herein.

(q) Affiliate Transactions. Other than as disclosed in the Disclosure Schedules, Company has not purchased, acquired or leased any property from, or sold, transferred or leased any property to, or entered into any other transaction with (i) any Affiliate, (ii) any officer, director, manager, shareholder or member of Company or any Affiliate of any thereof, or (iii) any member of the immediate family of any of the foregoing, except on terms comparable to the terms which would prevail in an arms-length transaction between unaffiliated third parties and have been disclosed to the Purchasers in writing.

(r) Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Disclosure Schedules as necessary or required for use in connection with its business and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and the Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned. As of the date hereof, the Company has not received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Intellectual Property Rights of the Company are set forth in the Disclosure Schedules.

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(s) Variable Rate Securities. The Company has not directly and/or indirectly entered into, nor has any agreement, intention and/or obligation to enter into any Variable Rate Transaction.

(t) USA Patriot Act. Company is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”). No part of the proceeds of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(u) Foreign Asset Control Laws. Company is not a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

(v) Indebtedness; Liens, Etc. Except for Permitted Indebtedness and Permitted Liens, the Company has no Indebtedness nor any Liens.

(w) Authorization; Enforcement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Documents and the performance of all obligations of the Company under the Transaction Documents, and have been taken on or prior to the date hereof. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(x) Valid Issuance of the Notes, Warrants and Underlying Shares, Etc. Each of the Notes and Warrants has been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and all restrictions on transfer other than those expressly imposed by the federal securities laws and vest in the Purchasers full and sole title and power to the Notes and the Warrants purchased hereby by the Purchasers, free and clear of all Liens, and restrictions on transfer other than those imposed by the federal securities laws. All Conversion Shares when issued pursuant to conversion of the Notes and all Warrant Shares when issued pursuant to any exercise of the Warrants will be duly and validly issued, fully paid and nonassessable, will be free and clear of all Liens and all restrictions on transfer other than those expressly imposed by the federal securities laws and vest in the holder full and sole title and power to such securities.The Notes, the Warrants, the Conversion Shares and the Warrant Shares shall sometimes be collectively referred to as the “Securities”.

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(y) Offering. The offer and sale of the Notes and Warrants as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(z) Capitalization and Voting Rights. The authorized capital stock of the Company and all securities of the Company issued and outstanding are set forth in the Disclosure Schedules as of the dates reflected therein. All of the outstanding shares of Common Stock and other securities of the Company have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the Disclosure Schedules, there are no agreements or arrangements under which the Company is obligated to register the sale of any of the Company’s securities under the Securities Act, other than disclosed in Schedule 3.1(z). Except as set forth in the Disclosure Schedules, no shares of Common Stock and/or other securities of the Company are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock and/or other securities of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities and/or as set forth in the Disclosure Schedules, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock and/or other securities of the Company. Except as set forth in the Disclosure Schedules, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants, options and/or any other securities of the Company when any such securities of the Company were issued complied with all applicable federal and state securities laws, and no current and/or prior holder of any securities of the Company has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the Disclosure Schedules, there are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance and/or sale of the Securities and/or the consummation of the transactions described herein or in any of the other Transaction Documents

(aa) Financial Statements. All financial statements provided to the Purchasers (the “Financial Statements”) have been prepared in accordance GAAP applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

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(bb) Arbitration, Absence of Litigation. Except as set forth in the Disclosure Schedules, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s officers or directors or 5% or greater shareholders in their capacities as such.

(cc) Material Changes; Undisclosed Events, Liabilities or Developments. Except as provided in Schedule 3.1 (cc), since the date of the Financial Statements for the year ended December 31, 2015: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses and short term debt incurred for operational expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s Financial Statements pursuant to GAAP (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(dd) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchasers or its agents or counsel with any information that constitutes material, non-public information. The Company understands and confirms that the Purchasers will rely on the Transaction Documents, the information included therein in purchasing the Notes and Warrants. All of the disclosure furnished by or on behalf of the Company to the Purchasers in the Transaction Documents regarding, among other matters relating to the Company, its business and the transactions contemplated in the Transaction Documents, are true and correct in all material respects as of the date made and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchasers do not make nor have they made any representations or warranties with respect to the transactions contemplated in the Transaction Documents other than those specifically set forth in Article 8 hereof.

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(ee) No Integrated Offering. Assuming the accuracy of the representations and warranties set forth in Article 8, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance and/or sale of the Securities to be integrated with prior offerings of securities by the Company for purposes of (i) the Securities Act which would require the registration of any such Securities and/or securities of the Company under the Securities Act, or (ii) any shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed, eligible for quotation and/or designated.

(ff) Bankruptcy Status; Indebtedness. The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable representation date. All outstanding secured and unsecured Indebtedness (as defined below) of the Company, or for which the Company has commitments, is set forth in the Disclosure Schedules.

(gg) No Consents, Etc. No direct or indirect consent, approval, authorization or similar item is required to be obtained by the Company to enter into this Agreement, the Notes, the Warrants and/or the other Transaction Documents to which it is a party and to perform or undertake any of the transactions contemplated pursuant to this Agreement, the Notes, the Warrants and/or any of the other Transaction Documents to which it is a party.

(hh) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement and/or the other Transaction Documents, including, without limitation, the Company’s issuance of the Securities and Purchasers’ ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(ii) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

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(jj) Acknowledgment Regarding Purchasers’ Purchase of Notes and Warrants. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the other Transaction Documents and the transactions contemplated hereby and thereby and that such Purchaser is not (i) an officer or director of the Company, (ii) an Affiliate of the Company or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by such Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to the Purchasers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(kk) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ll) Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any Subsidiary.

(mm) Internal Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

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(nn) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. Except as set forth on Schedule 3.1(nn), the Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(oo) The Company has engaged Network 1 Financial Securities, Inc. to act as the placement agent for the next round of financing, which engagement may be assignable by Network 1 Financial Securities, Inc.

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ARTICLE 4
COVENANTS

4.1 Affirmative Covenants. Commencing on the Closing Date and until all the Liabilities are paid in full, the Company covenants and agrees that:

(a) Financial Statements and Certificates. While any amounts are owed to the Purchasers from the Company (including, but not limited to, any Liability), Company will furnish the following to the Purchasers, all in form and scope acceptable to the Purchasers:

(i) within 105 days after the close of each fiscal year of Company, a copy of the annual report of Company consisting of a balance sheet, statement of operating results and retained earnings, statement of cash flows and notes to financial statements, profit and loss statement and statement of changes in financial position of Company, prepared in conformity with GAAP, duly prepared by certified public accountants of recognized standing selected by Company and reasonably approved by the Purchasers;

(ii) within 50 days after the end of each fiscal quarter, (A) a copy of an unaudited financial statement of Company prepared in the same manner as the report referred to in paragraph (i) above, signed by the chief financial officer of Company and consisting of a balance sheet as at the close of such fiscal quarter and statements of earnings, cash flow, income and source and application of funds for such fiscal quarter and for the period from the beginning of such fiscal year to the close of such fiscal quarter, and (B) a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by the chief executive officer or chief financial officer of Company, stating that Company has not become aware of any Event of Default that has occurred and is continuing or, if there is any such Event of Default describing it and the steps, if any, being taken to cure it;

(iii) copies of any and all reports, examinations, notices, warnings and citations issued by any governmental or quasi-governmental (whether federal, state or local), unit, agency, body or entity with respect to Company that could have a Material Adverse Effect; and

(iv) such other information as the Purchasers from time to time reasonably request.

(b) Books, Records and Inspections. Company shall (i) maintain complete and accurate books and records; (ii) permit access by the Purchasers and its agents and/or representatives to such books and records as they relate to this Agreement, the Securities, and/or the other Transaction Documents; and (iii) permit such persons, upon two (2) days prior written notice, to inspect the properties, whether real or personal, and operations of Company, except in the case of an Event of Default, when no notice is required.

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(c) Insurance. Company shall maintain such insurance as may be required by law and such other insurance to the extent and against such hazards and liabilities as is customarily maintained by companies similarly situated.

(d) Taxes and Liabilities. Company shall pay when due all material taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves in conformity with GAAP have been established.

(e) Maintenance of Business; Company Names. Company shall (i) keep all property and systems useful and necessary in its business in good working order and condition, (ii) preserve its existence, rights and privileges in the jurisdiction of its organization or formation, as set forth in the Disclosure Schedules and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary (iii) not operate in any business other than a business substantially the same as the business as in effect on the date of this Agreement; provided, however, that it may change its jurisdiction of organization or formation establishment upon thirty (30) days prior written notice to the Purchasers. Company shall give Purchasers thirty (30) days’ prior written notice before Company changes its name or does business under any other name.

(f) Employee Benefit Plans, Etc. Company shall (i) maintain each plan and/or each employee benefit plan as to which it may have any liability in substantial compliance with all applicable requirements of law and regulations; (ii) make all payments and contributions required to be made pursuant to such Plans and/or plans in a timely manner; and (iii) neither establish any new Plan and/or employee benefit plan, agree or contribute to any Plan and/or multi-employer plan nor amend any existing Plan and/or employee pension benefit plan in a manner which would increase its obligation to contribute to such Plan and/or plan.

(g) Good Title. Company shall at all times maintain good and marketable title to all of its assets necessary for the operation of its business.

(h) Maintenance of Intellectual Property Rights. The Company will take all reasonable action necessary or advisable to maintain all of the Intellectual Property Rights of the Company that are necessary or material to the conduct of its business in full force and effect.

(i) Locations. Company shall give the Purchasers thirty (30) days prior written notice of a change in (i) its jurisdiction of organization or the location of its Chief Executive Office or sole place of business or principal residence or (ii) its name.

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(j) Securities Law Disclosure; Publicity. The Company shall afford the Purchasers and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Purchasers and its counsel on the form and substance of, and shall give due consideration to all such comments from the Purchasers and its counsel on, any press release or any other public disclosure made by or on behalf of the Company relating to the Purchasers, the Transaction Documents and/or the transactions contemplated by any Transaction Document, prior to the issuance, filing or public disclosure thereof, and the Company shall not issue, file or publicly disclose any such information to which the Purchasers shall reasonably object, unless required by law.

(i) The Company confirms that neither it nor any other person acting on its behalf shall provide the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any person acting on its behalf (as determined in the reasonable good faith judgment of the Purchasers), in addition to any other remedy provided herein or in the other Transaction Documents, if the Purchasers are holding any securities of the Company at the time of the disclosure of material, non-public information, the Purchasers shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided such Purchasers shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have 48 hours publicly to disclose such material, non-public information prior to any such disclosure by the Purchasers or demonstrate to the Purchasers in writing why such information does not constitute material, non-public information, and (assuming the Purchasers and Purchasers’ counsel disagree with the Company’s determination) the Company shall have failed to publicly disclose such material, non-public information within such time period. The Purchasers shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Purchasers shall be relying on the foregoing covenants and obligations in effecting transactions in securities of the Company.

(k) Notices. Company shall, after receipt of knowledge thereof, give prompt written notice to the Purchasers of:

(i) the occurrence of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default;

(ii) any litigation, investigation or proceeding which may exist at any time between Company and any governmental authority, that in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

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(iii) any litigation or proceeding affecting Company (A) in which the amount involved is $25,000 or more, (B) in which injunctive and/or other equitable relief is sought and/or (C) which relates to the Purchasers, any Transaction Document and/or any of the transactions contemplated by any Transaction Document;

(iv) any Lien (other than security interests created hereby or Permitted Liens) and/or any Indebtedness other than Indebtedness related to the Transaction Documents or Permitted Indebtedness; and

(v) Any matter, development and/or event that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any such matter arising from: any breach or non-performance of, or any default, terms of default or event of default under the Transaction Documents, and/or any other material agreements that the Company is a party to and/or any of its property is bound by;

(vi) Each notice pursuant to this Section 4.1(k) shall be accompanied by a statement of Company setting forth details of the occurrence referred to therein and stating what action Company proposes to take with respect thereto.

(l) Environmental Laws. Company shall (i) comply in all material respects with, and endeavor to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and endeavor to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all governmental authorities regarding Environmental Laws.

(m) Further Assurances. Company shall, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, such as a confession of judgment, and take such actions, as the Purchasers may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Transaction Documents. Upon the exercise by the Purchasers of any power, right, privilege or remedy pursuant to this Agreement or the other Transaction Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, Company will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Purchasers may be required to obtain from Company for such governmental consent, approval, recording, qualification or authorization.

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(n) Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Documents) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. Further, the Company shall not make any payment of principal or interest on the Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.2 Negative Covenants. Until all the Liabilities are paid in full, Company covenants and agrees that:

(a) Restriction on the Use of Funds. The Company shall not, directly or indirectly, use any funds derived from the purchase of the Notes and Warrants by the Purchasers to repay any existing loans or debts of the Company.

(b) Restricted Payments. Except to the Purchasers, the Company shall not directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness.

(c) Restriction on Redemption and Dividends. Except to the Purchasers, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any dividend or distribution on any of its capital stock whether in cash, stock rights and/or property.

(d) Restriction on Transfer of Assets. The Company shall not, directly or indirectly, sell or otherwise dispose of any assets or rights of the Company owned or hereafter acquired whether in a single transaction or a series of related transactions, other than sales and other dispositions of such assets or rights by the Company in the ordinary course of business; provided, however, that in the event that the Company wishes to effect a transaction under this Section 4.2(d) it shall, prior to undertaking such effort, provide the Purchasers with a high-level understanding of the objectives and deal terms of such anticipated transaction. No fewer than four (4) Business Days prior to the execution of each of a binding term sheet and definitive documentation, the Company shall deliver to the Purchasers a written notice of any material terms and/or changes since the prior notice given to the Company and shall include a term sheet or similar document relating thereto as an attachment. Thereafter, upon receipt of draft execution copies of such definitive documentation, the transaction shall be subject to the Purchasers’ consent, which consent will not be unreasonably withheld. Notwithstanding the foregoing, the Company may license its assets or rights in any transaction with any Person that is not an Affiliate.

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(e) Change in Nature of Business. The Company shall not, directly or indirectly, engage in any business substantially different from the business conducted by the Company on the Closing Date or any business substantially related or incidental thereto. The Company shall not, directly or indirectly, modify its or their corporate structure for any purpose.

(f) Indebtedness. The Company shall not incur or permit to exist any Indebtedness, except for Permitted Indebtedness.

(g) Liens. Company shall not create or permit to exist any Liens or security interest with respect to any assets whether now owned or hereafter acquired and owned, except for Permitted Liens.

(h) Guaranties, Loans or Advances. The Company shall not become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to or investments in any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or to its order.

(i) Violation of Law. Company shall not violate any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body.

(j) Unconditional Purchase Obligations. Company shall not enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

(k) Use of Proceeds. The Company shall use the proceeds hereunder only for purposes as set forth on Schedule 4.2(k).The Company shall not permit any proceeds of the Notes to be used either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

(l) Hedge Agreements. Company shall not enter into any hedge agreement other than hedge agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

(m) ERISA. Company shall not create or become obligated under any Plan.

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(n) No Variable Rate Transactions, Etc. For as long as the Notes and/or Warrants remain outstanding, the Company shall not directly or indirectly (i)(A) consummate any exchange of any Indebtedness and/or securities of the Company for any other securities and/or Indebtedness of the Company, (B) cooperate with any person to effect any exchange of securities and/or Indebtedness of the Company in connection with a proposed sale of such securities from an existing holder of such securities to a third party), and/or (C) reduce and/or otherwise change the exercise price, conversion price and/or exchange price of any Common Stock Equivalent of the Company and/or amend any non-convertible Indebtedness of the Company to make it convertible into securities of the Company, (ii) issue or sell any of its securities either (A) at a conversion, exercise or exchange rate or price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock, and/or (B) with a conversion, exercise or exchange rate and/or price that is subject to being reset on one or more occasions either (1) at some future date after the initial issuance of such securities or (2) upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, and/or (iii) enter into any agreement (including, without limitation, an “equity line of credit” or an “at-the-market offering”) whereby the Company may sell securities at a future determined price. Any transaction contemplated in this Section 4.2(n), shall be referred to as a “Variable Rate Transaction.” The Purchasers shall be entitled to obtain injunctive relief against the Company to preclude any Variable Rate Transaction (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right of the Purchasers to collect damages.

(o) Transactions with Affiliates. The Company shall not directly and/or indirectly enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, lending funds to an Affiliate and/or borrowing funds from any Affiliate, the purchase, sale, lease, transfer or exchange of property, securities or assets of any kind or the rendering of services of any kind) with any officer, director, Affiliate and/or any Affiliate of such person.

(p) Subsidiaries. The Company will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Company pledges its ownership in the additional Subsidiaries to the Purchasers. The Company shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary to any Person. Neither the Company nor any Subsidiary shall have any foreign Subsidiaries.

(q) Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchasers.

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ARTICLE 5
CLOSING CONDITIONS

5.1 Closing Conditions of the Purchasers. The Purchasers’ obligation to enter into the Transaction Documents and purchase the Notes and Warrants is subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with the Purchasers entering into the Transaction Documents and purchasing the Notes and the Warrants (unless waived by Purchasers in writing in their sole and absolute discretion):

(a) Delivery of Transaction Documents. The Purchasers shall have received from the Company each of the following (together with all Exhibits, Schedules, annexes to each of the following), in form and substance reasonably satisfactory to the Purchasers and their counsel, and where applicable, duly executed and recorded (to the extent required):

(i) certificates of the Chief Executive Officer and Secretary of Company and certifying as to (A) copies of the Articles of Incorporation and by-laws of the Company, as restated or amended as of the date of this Agreement; (B) all actions taken and consents made by the Company and its Board of Directors and shareholders, as applicable to authorize the transactions provided for or contemplated under this Agreement and the other Transaction Documents and the execution, delivery and performance of the Transaction Documents; (C) the names of the directors and officers of the Company authorized to sign the Transaction Documents, together with a sample of the true signature of each such Person and (D) that all representatives and warranties of the Company made herein and/or in any of the other Transaction Documents are true and correct in all respects;

(ii) this Agreement;

(iii) the Notes;

(iv) the Warrants;

(v) the Security and Pledge Agreement;

(vi) certificates of good standing for Company and each Subsidiary in the jurisdiction of each of such Persons incorporation or formation, in the principal places in which Company conducts business and in places in which each such Person owns real estate;

(vii) the Perfection Certificate;

(viii) All Purchasers’ UCC Documents with proof of filing thereof;

(ix) the Intellectual Property Security Agreement;

(x) the Intercreditor and Subordination Agreement;

(xi) the Guarantee; and

(xii) Such other documents, certificates, opinions, instruments and/or other items reasonably requested by the Purchasers and/or their legal counsel.

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(b) Approvals. The receipt by the Purchasers of all governmental and third party approvals necessary in connection with the continuing operations of Company, the execution and performance of the Transaction Documents and the transactions contemplated thereby, all of which consents/approvals shall be in full force and effect.

(c) Additional Conditions. The fulfillment of each and every one of the following conditions prior to or contemporaneously with the purchase of the Notes and Warrants:

(i) Representations and Warranties. Each of the representations and warranties made by Company in or pursuant to the Transaction Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Transaction Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

(ii) No Events of Default. No breach, event of default, Event of Default, or any event which with the passage of time or the giving of notice or both would become a breach event of default and/or an Event of Default shall have occurred or would result from the sale of the Notes and Warrants to the Purchasers of the performance of any other transaction set forth or contemplated by any of the Transaction Documents.

(iii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Purchasers).

(iv) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay the execution and performance of the Transaction Documents and/or any of the transactions contemplated by the Transaction Documents.

(v) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened in writing, and no inquiry or investigation by any governmental authority shall have been commenced or threatened in writing, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the Transaction Documents and/or any of the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such Transaction Documents and/or transactions.

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(vi) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(vii) Completion of Due Diligence. Purchasers shall have completed their legal, business and financial due diligence of the Company to their full satisfaction and are fully satisfied with the results thereof.

(viii) Purchasers’ UCC Documents. All Purchasers’ UCC Documents shall be in form and substantially satisfactory to the Purchasers and shall have been filed with the Secretary of State.

5.2 Closing Conditions of Company. The obligation of the Company to sell and issue the Notes and the Warrants to the Purchasers at the Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or contemporary at the Closing, of each of the following conditions (unless waived by the Company):

(a) Representations and Warranties. Each of the representations and warranties made by the Purchasers in or pursuant to the Transaction Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Transaction Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

(b) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(c) Receipt of the Purchase Price. The Company shall receive at or substantially simultaneously with the Closing, the Purchase Price of the Purchasers.

ARTICLE 6

ESCROW

6.1 The Parties hereby agree to establish an escrow account (the “Escrow Account”) with Carmel, Milazzo & DiChiara LLP, as Escrow Agent, whereby the Escrow Agent shall hold the Purchase Price deposited into the Escrow Account. The Company further agrees to pay all fees, costs and expenses charged by the Escrow Agent with respect to its services rendered pursuant to this Agreement and acknowledge that Purchaser shall not be liable for any such fees, costs or expenses.

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6.2 Upon the Escrow Agent’s receipt of the Purchase Price, it shall telephonically advise the Company of said receipt into the Escrow Account.

6.3 Wire transfers to the Escrow Agent shall be made as follows:

Signature Bank

New York, NY

A/C of Carmel, Milazzo & DiChiara LLP (IOLA Account)

A/C#: 1502747874

ABA#: 026013576

6.4 The Escrow Agent shall break escrow upon receipt of seven hundred and fifty thousand dollars ($750,000) (the “Escrow Break Price”) and the Escrow Agent shall, upon receipt of a completed Release Notice from the Company and Alexander Capital, LP, wire the full amount of the Escrow Break Price or the Purchase Price (the “Funds”) to the payees approved by the Company and Purchasers within one (1) Business Day of receipt of such wiring instructions.

ARTICLE 7
MISCELLANEOUS

7.1 No Waiver; Modifications in Writing. No failure or delay on the part of the Purchasers in exercising any right, power or remedy pursuant to the Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification, supplement, termination or waiver of any provision of the Transaction Documents, nor any consent by the Purchasers to any departure by Company therefrom, shall be effective unless the same shall be in writing and signed by the Purchasers. Any waiver of any provision of the Transaction Documents and any consent by the Purchasers to any departure by Company from the terms of any provision of the Transaction Documents shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances.

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7.2 Set-Off. The Purchasers shall have the right to set-off, appropriate and apply toward payment of any of the Liabilities, in such order of application as the Purchasers may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of Company which is in transit to or in the possession, custody or control of Purchasers, or any agent, bailee, or Affiliate of the Purchasers. Company hereby grants to the Purchasers a security interest in all such property.

7.3 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, facsimile or e-mail if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt:

If to Company:

Co-Diagnostics, Inc.

8160 South Highland Drive

Suite 108

Sandy, Utah 84093

Attn: Dwight Egan

Telephone: (801) 438-1036

If to the Purchasers:

As set forth on the signature pages hereto.

With copies to

(which shall not constitute notice):

Alexander Capital LP

17 State Street, 5th Floor

New York, NY 10004

Attention: Christopher Carlin, Head of Global Equity Capital Markets

Telephone: (212) 687-5650

Email: ccarlin@alexandercapitallp.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

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7.4 Costs, Expenses and Taxes. Other than expenses paid by the Company for the Purchasers before the Closing Date, each party to this Agreement shall pay for their own expenses.

7.5 Indemnity, Etc. In addition to the payment of expenses pursuant to Section 7.4 , whether or not all and/or any of the transactions contemplated hereby shall be consummated, Company agrees to indemnify, pay and hold the Purchasers, and the Purchasers’ assignees and affiliates and their respective officers, directors, employees, agents, consultants, auditors, and attorneys of any of them (collectively called the “Indemnities”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of the this Agreement (inclusive of the Disclosure Schedules) and/or the other Transaction Documents, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, the statements contained in any term sheet delivered by the Purchasers, the Purchasers’ agreement to purchase the Notes and Warrants, the use or intended use of the proceeds of the Notes or Warrants or the exercise of any right or remedy hereunder or under the other Transaction Documents (the “Indemnified Liabilities”); provided that Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities directly resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction by a final and nonappealable judgment. In no event shall the Purchasers and/or any of their respective employees, agents, partners, affiliates, members, equity and/or debt holders, managers, officers, directors and/or other related or similar type of Person, have any liability to the Company and/or any of its officers, directors, employees, agent, attorneys, affiliates, consultants, equity and/or debt holders except for any actions or lack of actions of such persons that are found by a court of competent jurisdiction after the time for all appeals has passed to have resulted directly from Purchasers’ intentional misconduct or gross negligence.

7.6 Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement and the Transaction Documents may be executed by any party to this Agreement or any of the Transaction Documents by original signature, facsimile and/or electronic signature.

7.7 Binding Effects; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the Purchasers, Company and their respective successors, assigns, representatives and heirs. Company shall not assign any of its rights nor delegate any of its obligations under Transaction Documents without the prior written consent of the Purchasers. Each Purchaser may delegate any of its obligations under the Transaction Documents without the prior written consent of Company, each Purchaser may assign any of its rights, hereunder, and/or in any of the other Transaction Documents, subject only to compliance with the federal securities laws.

7.8 Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

7.9 Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and supersedes all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of this Agreement and the other Transaction Documents. The Purchasers make no covenants to Company, including, but not limited to, any commitments to provide any additional financing to Company.

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7.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED EXCLUSIVELY IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS.

7.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.12 Conflict. In the event of any conflict between this Agreement and any of the other Transaction Documents, the terms and provisions of the Transaction Documents so chosen by the Purchasers shall govern and control.

7.13 JURISDICTION; WAIVER. COMPANY ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE PURCHASERS IN PARTIAL CONSIDERATION OF THE PURCHASERS’ RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS AGREEMENT AND THE DOCUMENTS. COMPANY IRREVOCABLY CONSENTS TO THE EXCLUSIVE AND SOLE JURISDICTION IN NEW YORK, NEW YORK AND VENUE IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT NEW YORK, NEW YORK IS NOT CONVENIENT. COMPANY WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST THE PURCHASERS IN ANY JURISDICTION EXCEPT NEW YORK, NEW YORK. THE PURCHASERS AND COMPANY HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THE DOCUMENTS AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

7.14 SERVICE OF PROCESS. COMPANY AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO COMPANY AT THE ADDRESS SET FORTH IN SECTION 7.3 OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASERS SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. COMPANY AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON COMPANY IN ANY SUIT, ACTION OR PROCEEDING, AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO COMPANY. SOLELY TO THE EXTENT PROVIDED BY APPLICABLE LAW, SHOULD COMPANY, AFTER BEING SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE DELIVERY OR MAILING THEREOF, COMPANY SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST COMPANY AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. NOTHING HEREIN SHALL AFFECT THE PURCHASERS’ RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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7.15 Survival. The representations, and warranties of Company herein and/or in the other Transaction Documents shall survive the execution and delivery hereof and the Closing Date; the obligations, Liabilities, agreements and covenants of the Company set forth herein and/or in the other Transaction Documents shall survive the execution and delivery hereof and the Closing Date, as shall all rights and remedies of the Purchasers set forth in this Agreement and/or in any of the other Transaction Documents.

7.16 No Integration. Neither the Company, nor any of its affiliates, nor any person acting on behalf of the Company or such affiliate, will sell, offer for sale, or solicit offers to buy or otherwise negotiate with respect to any security (as defined in the Securities Act) which will be integrated with the sale and/or issuance of any of the Securities in a manner which would require the registration of the Securities under the Securities Act, or require stockholder approval, under the rules and regulations of the Trading Market for the Common Stock. The Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated herein.

7.17 No Frustration. From and after the date hereof and so long as the Notes and/or Warrants are outstanding, the Company, nor any of its respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Purchasers (which consent may be withheld, delayed or conditioned in the Purchasers’ sole discretion), effect, enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction (or issue, amend or waive any security) that would or would reasonably be expected to restrict, delay, conflict with or impair the ability or right of the Company to timely perform its obligations under the Transaction Documents.

7.18 Finders’ Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction, except as set forth in Schedule 7.18 hereto. The Company shall indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants, severally and not jointly, to the Company as follows:

8.1 Authorization. Each Purchaser has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

8.2 Accredited Investor Status; Investment Experience. Such Purchaser is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D.

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8.3 Reliance on Exemptions. Such Purchaser understands that the Notes and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Notes and Warrants.

8.4 Information. Such Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Notes and the Warrants which have been requested by such Purchaser. Neither such inquiries nor any other due diligence investigations conducted by the Purchasers shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained herein. Such Purchaser understands that its investment in the Notes and the Warrants involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes and the Warrants.

8.5 No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes and the Warrants or the fairness or suitability of the investment in the Notes and the Warrants nor have such authorities passed upon or endorsed the merits of the offering of the Notes and the Warrants.

8.6 Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Purchasers are a party have been duly and validly authorized, executed and delivered on behalf of the Purchasers and shall constitute the legal, valid and binding obligations of the Purchasers enforceable against the Purchasers in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

8.7 Organization and Standing. Such Purchaser is duly organized, validly existing and in good standing under the laws of the State of where it was formed.

8.8 Brokers or Finders. Such Purchaser represents and warrants, to the best of its knowledge, that except as set forth in Schedule 7.18 hereto, no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, are entitled to any compensation in connection with the transactions contemplated by this Agreement or the transactions contemplated hereby.

8.9 Ability to Perform. There are no actions, suits, proceedings or investigations pending against any Purchaser or such Purchaser’s assets before any court or governmental agency (nor is there any threat thereof) which would impair in any way such Purchaser’s ability to enter into and fully perform its commitments and obligations under this Agreement or the transactions contemplated hereby.

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8.10 Transfer or Resale. Such Purchaser understands that (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) such Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise provided in the Transaction Documents, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Purchasers in effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 8.10.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this SECURITIES PURCHASE AGREEMENT to be duly executed by their respective authorized signatories as of the date first indicated above.

CO-DIAGNOSTICS, INC.

By:	/s/ Dwight Egan
Name:	Dwight Egan
Title:	President & CEO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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PURCHASER SIGNATURE PAGES TO

CO-DIAGNOSTICS, INC. SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this SECURITIES PURCHASE AGREEMENT to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: _____________________________________________________________

Signature of Authorized Signatory of Purchaser: ______________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory:  _____________________________________________

Facsimile Number of Authorized Signatory: ___________________________________________

Address for Notice to Purchaser:

____________________________

____________________________

____________________________

EIN Number: _________________

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SCHEDULE I

Purchase Price; Securities Purchased

Name of Purchaser	Closing Purchase Price for Notes Being Purchased	Closing Aggregate Principal Amount of Notes being Purchased	Closing Number of Warrant Shares issuable upon exercise of Warrant Purchased

	$[______]	$[______]	[________]

	$[______]	$[______]	[________]

	$[______]	$[______]	[________]

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EXHIBIT A

Form of Notes

40

EXHIBIT B

Form of Security and Pledge Agreement

41

EXHIBIT C

Form of Perfection Certificate

42

EXHIBIT D

Form of Warrants

43

EXHIBIT E

Form of Intellectual Property Security Agreement

44

EXHIBIT F

Form of Intercreditor and Subordination Agreement

45

EXHIBIT G

Form of Guarantee

46

DISCLOSURE SCHEDULES

See attached.

47

NEITHER THIS SECURITY NOR THE SECURITIES TO BE ISSUED PURSUANT TO THIS AGREEMENT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND ANY SECURITIES ISSUABLE PURSUANT TO THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: December 12, 2016	Original Principal Amount: $______________
Note: 15% SPN-No – 1

15% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

DUE JUNE 12, 2017

THIS 15% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE is one of a series of duly authorized and validly issued 15% Senior Secured Convertible Promissory Notes of Co-Diagnostics, Inc., a Utah Corporation, (the “Company”), having its principal place of business at 8160 South Highland Dr., Suite 108, Sandy,UT 84093, designated as its 15% Senior Secured Convertible Promissory Note due June 12, 2017 (this “Note”, or the “Note” and collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to _________________________________or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $______________on June 12,2017(the “Maturity Date”)or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement, dated the date hereof (the “Purchase Agreement”), by and between the Company the purchasers thereto and (b) the following terms shall have the following meanings:

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“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Board of Directors” means the Board of Directors of the Company.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company (other than by means of conversion or exercise of the Notes and the Securities issued together with the Notes), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Common Stock” means (i) the Company’s common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

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“Conversion Amount” means the sum of the outstanding and unpaid Principal plus all accrued and unpaid Interest thereon plus, if any, other unpaid amounts due under this Note.

“Default Redemption Amount” means the payment of 130% of the outstanding Principal Amount of this Note and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses, late fees, and liquidated damages due in respect of this Note.

“Default Redemption Date” means the date of redemption which shall be at least ten (10) days but not more than thirty (30) days after Company notifies Holder of redemption. On this date, the Default Redemption Amount must be paid in good funds to the Holder. After this date, interest will cease to accrue on the Notes or the portion thereof called for redemption.

“Exempt Issuance” means the issuance of (i) securities issued under any equity incentive plan of the Company existing on the date hereof and any amendments thereto approved by the Board of Directors, including securities issuable upon conversion or exercise of such securities, (ii) securities issued for consideration other than cash pursuant to a strategic arrangement, joint venture, merger, consolidation, acquisition, or similar business combination approved by the Board of Directors, (iii) securities issued hereunder or upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, or (iv) securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Board of Directors.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Fundamental Transaction” means (i) any merger or consolidation of the Company with or into another Person, (ii) any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of the Company’s common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock, (iv) one or more related transactions which effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the Company’s common stock is effectively converted into or exchanged for other securities, cash or property, (v) one or more related transactions which consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Company’s common stock (not including any shares of common stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

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“IPO” means the first underwritten public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 (or any similar or successor form) after the date hereof with aggregate gross proceeds to the Company in an amount equal to or greater than $3 million

“IPO Price to Public” means the price to public specified in the IPO registration statement.

“Late Fees” shall have the meaning set forth in Section 2(c).

“New York Courts” shall have the meaning set forth in Section 7(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 2. Interest.

a) Payment of Interest. The Company shall pay interest to the Holder on the then outstanding Principal Amount of this Note at a rate per annum equivalent to a fixed rate of fifteen percent (15%) of the Principal Amount of the Note, payable in quarterly arrears on each January 1, April 1, July 1 and October 1. All interest hereunder will be payable in cash on the Maturity Date.

b) Interest Calculations. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

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Section 3. Conversion Rights.

a) Conversion. On or after the earlier of (i) the date of the pricing of the Company’s IPO or (ii) the date of the Next Financing (as defined below), the Holder of this Note will have the right, at the Holder's option, to convert all or any portion of the Principal Amount hereof and any accrued but unpaid interest thereon into shares of Common Stock in a manner and in accordance with Section 3(b) below (unless earlier paid or redeemed) at the Conversion Price as set forth below in Section 3(c)(subject to adjustment as described herein). The right to convert the Principal Amount or interest thereon of this Note called for redemption will terminate at the close of business on the Business Day prior to the Default Redemption Date for such Note, unless the Company subsequently fails to pay the applicable Default Redemption Amount. The shares of Common Stock to be issued upon such conversion are hereinafter referred to as the “Conversion Shares”.

b) Mechanics of Holder’s Conversion. In the event that the Holder elects to convert any portion of this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to the Company. The Notice of Conversion shall (i) provide a breakdown in reasonable detail of the Principal Amount and/or accrued interest that is being converted, (ii) state the denominations in which such Holder wishes the certificate or certificates for the Conversion Shares to be issued and (iii) surrender this Note to the Company. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Company shall make the appropriate reduction to the Principal Amount and/or accrued interest as entered in its records and shall provide written notice thereof to the Holder within five (5) Business Days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to its transfer agent, and cause to be issued and delivered to the Holder not later than three (3) Business Days after each Conversion Date (the “Share Delivery Date”), certificates for the number of full shares of Conversion Shares to which such Holder shall be entitled as aforesaid and, if necessary, the Company shall cause to be issued and delivered to the Holder a new promissory note representing any unconverted portion of this Note. The Company shall not issue fractional Conversion Shares upon conversion, but the number of Conversion Shares to be received by any Holder upon conversion shall be rounded down to the next whole number and the Holder shall be entitled to payment of the remaining Principal Amount by a Company check. In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

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c) Conversion Price. The Conversion Price of the Common Stock into which the Principal Amount, or the then outstanding interest due thereon, of this Note is convertible shall be seventy percent (70%) of the IPO Price to Public or, if the IPO has not occurred by the Maturity Date, 70% of the price of the Next Financing. For purposes of this Note, “Next Financing” shall mean, after the Maturity Date,the Company's next bona fide sale of its preferred stock or Common Stock in excess of $1,000,000 in gross proceeds, in one transaction or a series of related transactions, which offering definitively sets a price per share of the Company’s Common Stock or preferred stock. If, after the Maturity Date, the Holders wish to convert before the Company completes the Next Financing, the Conversion Price shall be $0.75.

d) Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

e) Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount or interest hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 3(b) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $1,000 per Business Day for each Business Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 5 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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f) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 3(b), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 3(b). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

g) Adjustment Provisions. The Conversion Price and number and kind of shares or other securities to be issued upon conversion pursuant to this Note shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i) Reclassification. In the case of any reclassification, consolidation or merger of the Company with or into another entity or any merger of another entity with or into the Company, or in the case of any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), each Note then outstanding will, without the consent of any Holder, become convertible only into the kind and amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance by a Holder of the number of shares of Common Stock into which such Note was convertible immediately prior thereto, after giving effect to any adjustment event.

(ii) Stock Split, Dividend. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a subdivision or split of Common Stock, or by the declaration of a dividend on the Common Stock, which dividend is wholly or partially in the form of additional shares of Common Stock or any other securities of the Company, then immediately after the effective date of such subdivision or split-up, or the record date with respect to such dividend, as the case may be, the Conversion Price shall be appropriately reduced so that the holder of this Note thereafter exchanged shall be entitled to receive the percentage of shares of Common Stock which such holder would have owned immediately following such action had this Note been exchanged immediately prior thereto;

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(iii) Reverse Split. If the number of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Stock or reverse split, then, immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the holder of this Note thereafter exchanged shall be entitled to receive the percentage of shares of Common Stock which such holder would have owned immediately following such action had this Note been exchanged immediately prior thereto.

(iv) Issuance of New Note. Upon any partial conversion of this Note, a new promissory note containing the same date and provisions of this Note shall be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. The Holder shall not pay any costs, fees or any other consideration to the Company for the production and issuance of a new promissory note.

(v) Reservation of Shares. The Company shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the full conversion of the Note, the full number of shares of Common Stock deliverable upon the conversion of the Note from time to time outstanding. The Company shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Utah, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of the Note.

(vi) Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 3(g)(vi) in respect of an Exempt Issuance.The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(g)(vi), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(g)(vi), upon the occurrence of any Dilutive Issuance, the Holder will be entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

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Section 4.Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate Principal Amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 5. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the Principal Amount of any Note or (B) interest, liquidated damages, Late Fees and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 Business Days;

ii. the Company shall fail to observe or perform any other material covenant or agreement contained in the Notes which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Business Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Business Days after the Company has become or should have become aware of such failure;

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iii. a material default or material event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated and/or which any of their respective assets are subject to or bound by (and not covered by clause (vi) below), which is not cured, waived or amended within ten (10) Business Days of notice of such default from the other party to such agreements;

iv. any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Subsidiary shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, which is not cured, waived or amended within ten (10) Business Days of notice of such default from the other party to such agreements;

vii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or a portion of its assets in one transaction or a series of related transactions, without the approval of the Holder or Holders (whether or not such sale would constitute a Change of Control Transaction);

viii. the Company or any Subsidiary shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

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ix. if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

x. the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $25,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

xi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $25,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

xii. except for the Beaufort Note (as defined in the Purchase Agreement), the Company, without the written consent of the Holders, shall enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including,but not limited to, a guarantee on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; or

xiii. except for the security interest granted pursuant to the Security and Pledge Agreement between the Company and Beaufort Capital Partners, LLC in connection with the Beaufort Note (as defined in the Purchase Agreement), the Company, without the written consent of the Holders, shall enter into, create, incur, assume or suffer to exist any liens of any kind on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

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b) Remedies Upon Event of Default. If any Event of Default occurs and is not cured within applicable cure periods, then the following default provisions take effect:

i. Principal and Interest. If any Event of Default specified in Section 5(a)(v), (viii) or (ix) occurs, then the outstanding Principal Amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of such Event of Default shall become immediately due and payable in cash,without any action on the part of the Holder, at the Default Redemption Amount. If any other Event of Default occurs, the outstanding Principal Amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Default Redemption Amount. After the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an additional interest rate equal to the lesser 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Default Redemption Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b).

ii. Future Revenue and Capital. The Company shall use twenty-five percent (25%) of all the Company’s future revenue and capital raised to pay down the Note.

iii. Additional Warrant Coverage. The Company shall deliver to the Holder an additional warrant to purchase fifty percent (50%) of the shares of Common Stock the Holder is entitled to in connection with the conversion of this Note when it first becomes convertible on the same terms and conditions as the Warrant issued to the Holder concurrently with the execution and delivery of this Note.

iv. Board Seat. Immediately upon any Event of Default the Company shall grant and the Holder shall receive one seat on the Company’s Board of Directors.

c) No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. The Default Redemption Amount shall be due and payable within five (5) Business Days of the date on which the notice for the payment therefor is provided by a Holder (the “Default Redemption Payment Date”). If the Company fails to pay in full the Default Redemption Amount hereunder on the date such amount is due in accordance with this Section the Company will pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing and compounding daily from such date until the Default Redemption Amount, plus all such interest thereon, is paid in full.

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Section 6.Prepayment

At any time upon five (5) days prior written notice to the Holder, the Company may prepay any portion of the Principal Amount of this Note, all accrued and unpaid interest relating to such prepaid portion of the principal and all other amounts due under this Note. The written notice shall, among other items, state the date such Prepayment Amount (as defined below) is to be paid to the Holder, which shall not in any event be later than 5 days from the date of mailing of the prepayment notice to the Holder (“the Prepayment Date”). If the Company exercises its right to prepay the Note, the Company shall make payment to the Holder of an amount in cash equal to the product of (i) the sum of (x) the then outstanding principal amount of this Note, (y) all accrued but unpaid interest and (z) all other amounts owed pursuant to this Note including, but not limited to, all Late Fees and liquidated damages (collectively the “Prepayment Amount”), multiplied by (ii) 100%.If the entire Prepayment Amount is not received by the Holder in immediately available funds by wire transfer pursuant to wire transfer instructions provided to the Company by the Holder, on or before the Prepayment Date, such shall, (at the election of the Holder) be an Event of Default of the payment of principal pursuant to Section 5(a)(1) hereof.

Section 7. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at 8160 South Highland Dr., Suite 108, Sandy, UT 84093, or such other facsimile number or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 12:00 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 12:00 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the New York County. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

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h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

CO-DIAGNOSTICS, INC.

By:
Name:	Dwight Egan
Title:	President andChief Executive Officer

HOLDER

By:
Name:
Title:

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EXHIBIT I

CONVERSION NOTICE

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or accrued interest under the 15% Senior Secured Convertible Promissory Note due __________ of Co-Diagnostics, Inc., a Utah corporation (the “Company”), into shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company, according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion Calculations: ____________________________

Date to Effect Conversion: _____________________________________________________________________

Principal Amount of 15% Senior Secured Convertible Promissory Note to be Converted: _______________________

Accrued Interest Amount of 15% Senior Secured Convertible Promissory Note to be Converted: _________________

Number of Shares of Common Stock to be Issued: ____________________________________________________

Signature:________________________________________ Name:___________________________________________ Address:_________________________________________

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SECURITY AND PLEDGE AGREEMENT

This SECURITY AND PLEDGE AGREEMENT, dated as of December 12, 2016 (this “Agreement”), is among Co-Diagnostics, Inc., a Utah corporation (the “Company”), any subsidiary of the Company that is a signatory hereto either now or joined in the future (such subsidiaries, the “Guarantors,” and together with the Company, the “Debtors” and each, a “Debtor”), and the holders of the Company’s 15% Senior Secured Convertible Promissory Notes (the “Lenders”), in the original aggregate principal amount of up to $1,500,000 (the “Notes”) signatory hereto, their endorsees, transferees and assigns (collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement (as defined in the Notes), the Secured Parties have severally agreed to extend the loans to the Company evidenced by the Notes; and

WHEREAS, pursuant to a certain Subsidiary Guarantee, dated as of the date hereof (the “Guarantee”), the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of such Notes; and

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Notes, the Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, pari passu with each other Secured Party and through the Collateral Agent (as defined in Section 18 hereof), a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes and the Guarantors’ obligations under the Guarantee;

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement and which shall include all personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

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(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, rigs,ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto, and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations;

(ix) All files, records, books of account, business papers, and computer programs; and

(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

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Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Guarantor, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) “Majority in Interest” means, at any time of determination, the majority in interest (based on then-outstanding principal amounts of Notes at the time of such determination) of the Secured Parties.

(d) “Necessary Endorsements” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Collateral Agent (as that term is defined below) may reasonably request.

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(e) “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a articles of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(f) “Permitted Liens” means the following:

(i) Liens imposed by law for taxes that are not yet due or are being contested in good faith, which in each case, have been appropriately reserved for;

(ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v) Liens under this Agreement; and

(vi) any other liens in favor of the Lender.

(g) “Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

(h) “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(i) “Secured Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Notes, the Purchase Agreement, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Secured Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtor from time to time under or in connection with this Agreement, the Notes, the Guarantee and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

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(j) “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2. Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Secured Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a perfected, first prioritysecurity interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).The Lenders must consent to any and all Collateral distributions.

3. Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Collateral Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to the Collateral Agent, or have previously delivered to the Collateral Agent, a true and correct copy of each of the Organizational Documents governing any of the Pledged Securities.

4. Representations, Warranties, Covenants and Agreements of the Debtor. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

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 (b) Each Debtor has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Liens (as defined in the Notes) as set forth on Schedule A. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c) Except as set forth on Schedule B attached hereto, the Debtors are the sole owners of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d) No written claim has been received that any Collateral or any Debtor's use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral.

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(f) This Agreement creates in favor of the Secured Parties a valid first priority security interest in the Collateral, securing the payment and performance of the Secured Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for (i) the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, (ii) the recordation of the Intellectual Property Security Agreement(as defined in Section 4(p) hereof) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph 4(mm), (iii) the recordation of the Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to patents and trademarks of the Debtors in the United States Patent and Trademark Office referred to in paragraph 4(nn), (iv) the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtor, (v) if there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the execution and delivery of securities account control agreements satisfying the requirements of 9-106 of the UCC with respect to each such investment property of the Debtors, and (vi) the delivery of the certificates and other instruments provided in Section 3, Section 4(aa) and Section 4(cc), no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the foregoing, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (x) the execution, delivery and performance of this Agreement, (y) the creation or perfection of the Security Interests created hereunder in the Collateral or (z) the enforcement of the rights of the Collateral Agent and the Secured Parties hereunder.

 (g) Each Debtor hereby authorizes the Collateral Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

 (h) The execution, delivery and performance of this Agreement by the Debtor does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor's debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

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 (i) The capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) represent all of the capital stock and other equity interests of the Guarantors, and represent all capital stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and except for Permitted Liens.

(j) The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms provide that they are securities governed by Article 8 of the UCC.

(k) Each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected, first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. At the request of the Collateral Agent, each Debtor will sign and deliver to the Collateral Agent on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Collateral Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Collateral Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Collateral Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l) No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business, sales of inventory by a Debtor in its ordinary course of business and the replacement of worn-out or obsolete equipment by a Debtor in its ordinary course of business) without the prior written consent of a Majority in Interest.

(m) Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

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(n) Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Collateral Agent, that (i) the Collateral Agent will be named as lender loss payee and additional insured under each such insurance policy; (ii) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Collateral Agent and such cancellation or change shall not be effective as to the Collateral Agent for at least thirty (30) days after receipt by the Collateral Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (iii) the Collateral Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Notes) exists and if the proceeds arising out of any claim or series of related claims do not exceed $25,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $25,000 for any occurrence or series of related occurrences shall be paid to the Collateral Agent on behalf of the Secured Parties and, if received by such Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Collateral Agent unless otherwise directed in writing by the Collateral Agent. Copies of such policies or the related certificates, in each case, naming the Collateral Agent as lender loss payee and additional insured shall be delivered to the Collateral Agent at least annually and at the time any new policy of insurance is issued.

(o) Each Debtor shall, within five (5) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest, through the Collateral Agent, therein.

 (p) Each Debtor shall promptly execute and deliver to the Collateral Agent such further deeds, mortgages, confessions of judgment, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Collateral Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Parties have been granted a security interest hereunder, substantially in a form reasonably acceptable to the Collateral Agent, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q) Upon reasonable prior notice (so long as no Event of Default has occurred or continuing, which in either such event, no prior notice is required), each Debtor shall permit the Collateral Agent and its representatives and agents to inspect the Collateral during normal business hours and to make copies of records pertaining to the Collateral as may be reasonably requested by the Collateral Agent from time to time.

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(r) Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s) Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u) The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v) No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w) Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Collateral Agent which shall not be unreasonably withheld.

(x) No Debtor may relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

 (y) Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z) (i) The actual name of each Debtor is the name set forth in Schedule D attached hereto; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five (5) years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

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(aa) At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Collateral Agent.

(bb) Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of the Collateral Agent regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc) Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Collateral Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd) If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Collateral Agent, to be entered into and delivered to Collateral Agent for the benefit of the Secured Parties.

(ee) To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Parties.

(ff) To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Collateral Agent in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Collateral Agent.

(gg) If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Parties in a writing signed by such Debtor of the particulars thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

(hh) Each Debtor shall immediately provide written notice to the Secured Parties of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Collateral Agent an assignment of claims for such accounts and cooperate with the Collateral Agent in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

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(jj) Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Notes.

(kk) Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer. Further, except with respect to certificated securities delivered to the Collateral Agent, the applicable Debtor shall deliver to the Collateral Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (i) it has registered the pledge on its books and records; and (ii) at any time directed by Collateral Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Collateral Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Collateral Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

(ll) In the event that, upon an occurrence of an Event of Default, Collateral Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to the Collateral Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries (but not including any items subject to the attorney-client privilege related to this Agreement or any of the transactions hereunder); (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by the Collateral Agent and allow the Transferee or Collateral Agent to continue the business of the Debtor and their direct and indirect subsidiaries.

(mm) Without limiting the generality of the other obligations of the Debtor hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Collateral Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

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 (nn) Each Debtor will from time to time, at the joint and several expense of the Debtor, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo) Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtor as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtor have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtor have been duly recorded at the United States Copyright Office.

(pp) Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

(qq) Until the Secured Obligations shall have been paid and performed in full, the Company covenants that it shall promptly direct any direct or indirect subsidiary of the Company formed or acquired after the date hereof to enter into a Guarantee in favor of the Secured Party, in the form attached as an exhibit to the Purchase Agreement.

(rr) Each Debtor shall cause each subsidiary of such Debtor to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex B attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Collateral Agent may reasonably request. Upon delivery of the foregoing to the Collateral Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

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5. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed by Debtor that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Secured Parties’ rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Notes or in any other Transaction Document) under the Notes or any other Transaction Document;

(b) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by any Debtor to observe or perform any of its obligations hereunder for five (5) days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7. Duty to Hold in Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties, pro-rata in proportion to their respective then-currently outstanding principal amount of Notes for application to the satisfaction of the Secured Obligations (and if any Notes is not outstanding, pro-rata in proportion to the initial purchases of the remaining Notes).

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(b) If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to Collateral Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Collateral Agent subject to the terms of this Agreement as Collateral.

8. Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Secured Parties, acting through the Collateral Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Collateral Agent, for the benefit of the Secured Parties, shall have the following rights and powers:

(i) The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Debtor's premises or elsewhere, and make available to the Collateral Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtors by the Collateral Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, the Collateral Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Collateral Agent, to exercise in such Collateral Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, the Collateral Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

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(iii) The Collateral Agent shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Collateral Agent, for the benefit of the Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv) The Collateral Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Collateral Agent, on behalf of the Secured Parties, and to enforce the Debtor’s rights against such account debtors and obligors.

(v) The Collateral Agent may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Parties or their designee.

(vi) The Collateral Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

(b) The Collateral Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Collateral Agent sells any of the Collateral on credit, the Debtor will only be credited with payments actually made by the purchaser. In addition, each Debtor waives (except as shall be required by applicable statute and cannot be waived) any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) For the purpose of enabling the Collateral Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

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9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Secured Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Notes at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtor will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. Securities Law Provision. Each Debtor recognizes that the Collateral Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that the Collateral Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with the Collateral Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by the Collateral Agent) applicable to the sale of the Pledged Securities by the Collateral Agent.

11. Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Collateral Agent. The Debtor shall also pay all other claims and charges which in the reasonable opinion of the Collateral Agent are reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtor will also, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent, for the benefit of the Secured Parties, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent, for the benefit of the Secured Parties, and the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

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12. Responsibility for Collateral. The Debtor assume all liabilities and responsibility in connection with all Collateral, and the Secured Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing and except as required by applicable law, (a) neither the Collateral Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or any Secured Party or to which the Collateral Agent or any Secured Party may be entitled at any time or times.

13. Security Interests Absolute. All rights of the Secured Parties and all obligations of each Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof, against any other Debtor or Guarantor; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Secured Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in their sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Secured Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Secured Obligations are barred for any reason, including, without limitation, the running of the statute of limitations. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

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14. Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Notes have been indefeasibly paid in full and all other Secured Obligations have been paid or discharged; provided, however, that all indemnities of the Debtor contained in this Agreement (including, without limitation, Annex A hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15. Power of Attorney; Further Assurances.

 (a) Each Debtor authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Collateral Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Collateral Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Debtor, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Debtor might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Secured Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

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(b) On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Collateral Agent, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Collateral Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) Each Debtor hereby irrevocably appoints the Collateral Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Collateral Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Secured Obligations shall be outstanding.

16. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement (as such term is defined in the Notes).

17. Other Security. To the extent that the Secured Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Collateral Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18. Appointment of Collateral Agent. The Secured Parties in their sole discretion may delegate certain of their rights hereunder to one or more collateral agents. If and as applicable, the Secured Parties may insert the name of the selected collateral agent in this Section 18. To this end, the Secured Parties hereby appoint Alexander Capital LP to act as their collateral agent (the “Collateral Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by a Majority in Interest, at which time a Majority in Interest may appoint a new Collateral Agent. The Collateral Agent shall have the rights, responsibilities and immunities set forth in Annex A hereto.

B-20

19. Miscellaneous.

(a) No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents (as defined in the Purchase Agreement), contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Secured Parties holding 67% or more of the principal amounts of Notes then outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party (other than by merger). Any Secured Party may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Secured Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Secured Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

B-21

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

B-22

(k) Each Debtor shall indemnify, reimburse and hold harmless the Collateral Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents(and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Notes, the Purchase Agreement (as such term is defined in the Notes) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l) Nothing in this Agreement shall be construed to subject the Collateral Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall the Collateral Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtor hereby represents that all such consents and approvals have been obtained.

[SIGNATURE PAGE OF DEBTORS FOLLOWS]

B-23

IN WITNESS WHEREOF, the parties hereto have caused this Security and Pledge Agreement to be duly executed on the day and year first above written.

CO-DIAGNOSTICS, INC.

By:
Name:	Dwight Egan
Title:	President &CEO

DNA LOGIX, INC.

By:
Name:
Title:

ZIKA RAPID RESPONSE, INC.

By:
Name:
Title:

[SIGNATURE PAGE OF SECURED PARTIES FOLLOWS]

B-24

[SIGNATURE PAGE OF SECURED PARTIES TO SECURITY AGREEMENT]

Name of Secured Party:__________________________________________________

Signature of Authorized Signatory of Secured Party:___________________________

Name of Authorized Signatory:  ___________________________________________

Title of Authorized Signatory: ____________________________________________

B-25

DISCLOSURE SCHEDULES

(Security Agreement)

The following are the Disclosure Schedules (the “Disclosure Schedules”) referred to in that certain Security and Pledge Agreement, dated as of December 12,2016 (the “Agreement”), by and between Co-Diagnostics, Inc., a Utah corporation (the “Company”), all of the subsidiaries of the Company (such subsidiaries, the “Guarantors,” and together with the Company, the “Debtors”), and the holders of the Company’s 15% Senior Secured Convertible Promissory Notes, in the original aggregate principal amount of up to $1,500,000 (the “Notes”) signatory thereto, their endorsees, transferees and assigns (collectively, the “Secured Parties”).

B-26

Schedule A

Principal Place of Business of Debtor:

Locations Where Collateral is Located or Stored

The Debtors store Collateral at the following locations which are not owned by any of the Debtors:

1)	8160 South Highland Dr., Suite 108, Sandy, Utah 84093

2)	500 S. 585 W., Bountiful, Utah 84010

3)	Hydrabad, India(4 Step One Thermocyclers)

4)	4049 S. Highland Drive, Salt Lake City, Utah 84124 (corporate records)

B-27

Schedule B

Ownership Interest to Collateral

Debtors are the sole owners of the Collateral.

B-28

Schedule C

Filing Jurisdictions

State of Utah

B-29

Schedule D

Legal Names and Organizational Identification Numbers

Legal Name of Debtor: Co-Diagnostics, Inc.

Jurisdiction of Incorporation: Utah

Entity Number: 8650065-0142

DNA Logix, Inc. Jurisdiction of Incorporation: Utah; Entity Number:8994503-142

Zika Rapid Response, Inc. Jurisdiction of Incorporation: Utah; Entity Number: 9826474-0142

B-30

Schedule E

Names; Mergers and Acquisitions

DNA Logix, Inc.

B-31

Schedule F

Intellectual Property

Patents/Patent Applications

1)	Patent # US 8,815,514 B2: “Detection Primers for Nucleic Acid Extension or Amplification Reactions”

2)	Patent # US 8,673,569 B2: “Primers for Nucleic Acid Extension or Amplifications Reactions” – Issued March 18, 2014

3.	Patent # US 9,410,189 B2: Methods of Preventing Non-Specific reactions of Nucleotide Reactions Issued August 9, 2016

3)	Patent Application: U13/223,77: “Rapid Oligo Probes”

4)	Patent Application: 13/944,192: “Cooperative Primers, Probes, and Applications Thereof”

Domain Names

codiagnostics.com

dnalogix.net

Copyrights

CoDx Design Software

Trademarks/Trademark Applications

None

B-32

Schedule G

Account Debtor

No account debtor of the Debtor is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of the Collateral.

B-33

Schedule H

Pledged Securities

The Company is the owner of 100% of common stock of DNA Logix, Inc. a Utah Corporation.

The Company is the owner of 100% of common stock of Zika Rapid Response, Inc., a Utah corporation.

The Company is the owner of 55% of common stock of Watermark Group, Inc., a Nevada corporation.

B-34

ANNEX A

to

SECURITYAGREEMENT

THE COLLATERAL AGENT

1. Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security and Pledge Agreement to which this Annex A is attached (the "Agreement")), by their acceptance of the benefits of the Agreement, hereby designate Alexander Capital LP (“Alexander” or the “Collateral Agent”) as the Collateral Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Purchase Agreement) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Secured Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Secured Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

B-35

4. Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Collateral Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest; if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

B-36

7. Resignation by the Collateral Agent.

(a) The Collateral Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Collateral Agent hereunder.

(c) If a successor Collateral Agent shall not have been so appointed within said 30-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Secured Parties appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 30-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. Rights with Respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Collateral Agent (a) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (b) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

B-37

ANNEX B

to

SECURITY AND PLEDGE

AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Reference is made to the Security and Pledge Agreement, dated as of December 12, 2016, entered into by Co-Diagnostics, Inc.and its subsidiaries party thereto from time to time, as Debtors to and in favor of the Secured Parties identified therein (the “Security Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Disclosure Schedules to the Security Agreement, as applicable.

An executed copy of this Additional Debtor Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Additional Debtor Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Additional Debtor Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:
Name:
Title:

Address:
Dated: ____________________

B-38

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Security and Pledge Agreement, dated December 12, 2016 (the “Security Agreement”), among Co-Diagnostics, Inc., a Utah corporation (the “Company”), any subsidiary of the Company that is a signatory thereto either now or joined in the future (such subsidiaries, the “Guarantors,” and together with the Company, the “Debtors” and each, a “Debtor”), and the holders of the Company’s 15% Senior Secured Convertible Promissory Notes (the “Lenders”), in the original aggregate principal amount of up to $1,500,000 (the “Notes”) signatory thereto, their endorsees, transferees and assigns (collectively, the “Secured Parties”). Capitalized terms used but not defined herein have the meanings assigned in the Security Agreement.

The undersigned hereby certify to the Collateral Agent as follows:

1. Names. The exact legal name of each Debtor, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Exhibit 1.No debtor has any other name for the past five (5) years.

2. Current Locations. The chief executive office of each Debtor is located at the address set forth in Exhibit 1 hereto.

3. Other Identifying Factors.

(a) The type of organization of each Debtor is set forth on Exhibit 1 hereto.

(b) The jurisdiction of each Debtor is set forth on Exhibit 1 hereto.

(c) The organizational identification number of each Debtor issued by the Secretary of State of such Debtor’s state of formation is set forth on Exhibit 1 hereto which is located on each Debtor’s Certificate of Existence.

4. UCC Filings. The financing statements (duly authorized by each Debtor constituting the Debtor therein), including the indications of the collateral, attached as Exhibit 2 relating to the Security Agreement are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Exhibit 1 hereof.

5. Intellectual Property. Attached hereto as Exhibit 3 is a schedule setting forth all of each Debtor’s Intellectual Property (as defined in the Security Agreement) as provided in the Security Agreement and Intellectual Property Security Agreement.

6. Investment Property. Attached hereto as Exhibit 4 is a schedule setting forth for each Debtor all investment property (as defined in the Uniform Commercial Code as in effect in the State of New York), including, without limitation, all securities, security entitlements, security accounts, commodity contracts and commodity accounts (as each such term is defined in the Uniform Commercial Code as in effect in the State of New York), whether or not evidenced by certificates or instruments, and all of the certificates and instruments, if any, representing or evidencing such investment property and all security therefor of the Debtor.

C-1

7. Accounts.Attached hereto as Exhibit 5 is (a) a true and correct list of all bank accounts held by each Debtor and (b) a true and correct list of all commodities, securities and futures accounts held by the Debtor, including the account number and financial institution at which each such bank account or futures and securities account is maintained.

8. Real Property. Attached hereto as Exhibit 6 is a true and correct list of all real property owned by each Debtor, setting forth the location of such property and the filing office in which a mortgage or deed of trust, as applicable, must be filed or recorded in order for the Collateral Agent to obtain a perfected mortgage lien thereon.

9. Vehicles and Other Titled Collateral. Attached hereto as Exhibit 7 is a true and correct list of (a) all vehicles covered by certificates of title or ownership and owned by each Debtor, including, motor vehicles, and (b) all other inventory, equipment and other goods of the Debtor which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction, and provides a description of such goods, in each case together with the office of registration, registration number, manufacturer, model number, serial number and vehicle name, if any.

10. Each Debtor does not own any interests in any property or assets in any jurisdiction outside the United States or Canada.

[The Remainder of this Page has been intentionally left blank]

C-2

IN WITNESS WHEREOF, each of the undersigned has caused this Perfection Certificate to be duly executed and delivered as of the date first above written.

DNA LOGIX, INC.

By:
Name:
Title:

ZIKA RAPID RESPONSE, INC.

By:
Name:
Title:

CO-DIAGNOSTICS, INC.

By:
Name:
Title:

C-3

EXHIBIT 1

Company		State of	Type of	Organization
Name	Address	Incorporation	Incorporation	Number

Co-Diagnostics, Inc.	4049 S Highland Drive,	Utah	Corporation	8650065-0142
Salt Lake City, UT 84121

DNALogix,Inc.	4049 S Highland Drive,	Utah	Corporation	8994503-0142
Salt Lake City, UT 84121

ZikaRapidResponse,Inc.	4049 S Highland Drive,	Utah	Corporation	9826474-0142
Salt Lake City, UT 84121

C-4

EXHIBIT 2

UCC Filings

[Attached]

C-5

EXHIBIT 3

Patents/Patent Applications

1)	Patent # US 8,815,514 B2: “Detection Primers for Nucleic Acid Extension or Amplification Reactions”

2)	Patent # US 8,673,569 B2: “Primers for Nucleic Acid Extension or Amplifications Reactions” – Issued March 18, 2014.

3.	Patent # US 9,410,189 B2: “Methods of Preventing Non-Specific Reactions of Nucleotide Sequences”. Issued August 9, 2016.

4)	Patent Application: U13/223,77: “Rapid Oligo Probes”.

5)	Patent Application: 13/944,192: “Cooperative Primers, Probes, and Applications Thereof”.

Domain Names

codiagnostics.com

dnalogix.net

Copyrights

CoDx Design Software

C-6

EXHIBIT 4

Investment Property

Co-Diagnostics holds 16,800,000 shares of Watermark Group, Inc.

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EXHIBIT 5

Accounts

Co-Diagnostics, Inc.	Wells Fargo Bank	Acct # 8198864228

DNA Logix, Inc.	Wells Fargo Bank	Acct # 8263060280

Zika Rapid Response, Inc.	Wells Fargo Bank	Acct # 3262751708

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EXHIBIT 6

Real Property

NONE

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EXHIBIT 7

Vehicles and Other Titled Collateral

NONE

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THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE LAWS IS AVAILABLE.

WARRANT TO PURCHASE

COMMON STOCK OF

CO-DIAGNOSTICS, INC.

Date of Issuance: December 12, 2016	Warrant No. __2016-1___

This certifies that, for value received, CO-DIAGNOSTICS, INC., a Utah corporation (the “Company”), grants _________________________________, or his registered assigns (the “Registered Holder”), the right to subscribe for and purchase from the Company, at the Exercise Price (as defined herein), from and after 9:00 a.m. Pacific Standard Time on the earlier of the date of the IPO (as defined below) or the date of the Next Financing (as defined in the Promissory Note) (the “Exercise Date”) and to and including 5:00 p.m., Pacific Standard Time, on ________,202[__]1 (the “Expiration Date”),_____________shares,2 as such number of shares may be adjusted from time to time as described herein (the “Warrant Shares”), of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to the provisions and upon the terms and conditions herein set forth. The “Exercise Price” per share of Common Stock will be eighty-five percent (85%) of the Company’s initial public offering (“IPO”) price per share or 85% of the offering price of the Next Financing (as defined in the Promissory Note) if the IPO has not occurred by the Maturity Date (as defined in the Promissory Note). If the Register Holder wants to convert after the Maturity Date but before the Company completes the Next Financing, the Exercise Price shall be $0.75.

This Warrant is issued in connection with the issuance to the Registered Holder of a 15% Senior Secured Convertible Promissory Note dated as of December 12, 2016 (the “Promissory Note”) and in connection with that certain Securities Purchase Agreement between the Company and the Registered Holder dated as of December 12, 2016 (the “Securities Agreement”). The Registered Holder of this Warrant is subject to the terms and conditions set forth in the Securities Agreement.

Section 1. Recordation on Books of the Company. The Company shall record this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Records”), in the name of the Registered Holder. The Company may deem and treat the Registered Holder as the absolute owner of this Warrant for the purpose of any exercise hereof or any distribution to the Registered Holder.

Section 2. Registration of Transfers and Exchanges.

(a) Subject to Section 9 hereof, the Company shall register the transfer of this Warrant, in whole or in part, upon records to be maintained by the Company for that purpose, upon surrender of this Warrant, with the Form of Assignment attached hereto completed and duly endorsed by the Registered Holder, to the Company at the office specified in or pursuant to Section 3(b). Upon any such registration of transfer, a new Warrant, in substantially the form of this Warrant, evidencing the Common Stock purchase rights so transferred shall be issued to the transferee and a new Warrant, in similar form, evidencing the remaining Common Stock purchase rights not so transferred, if any, shall be issued to the Registered Holder.

____________

1  Five (5) years from the Exercise Date.

2 The amount shall be 50% of the shares of Common Stock that the Registered Holder is entitled to in connection with the conversion of the Registered Holder’s Promissory Note when such Promissory Note first becomes convertible.

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(b) This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the office of the Company specified in or pursuant to Section 3(b) hereof, for new Warrants, in substantially the form of this Warrant evidencing, in the aggregate, the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Registered Holder at the time of such surrender.

Section 3. Duration and Exercise of this Warrant; Delivery of Warrant Shares Upon Exercise.

(a) This Warrant shall be exercisable by the Registered Holder as to the Warrant Shares at any time during the period commencing on the Exercise Date and ending on the Expiration Date. At 5:00 p.m., Pacific Standard Time, on the Expiration Date, this Warrant, to the extent not previously exercised, shall become void and of no further force or effect.

(b) Subject to Section 7 hereof, upon exercise or surrender of this Warrant, with the Form of Election to Purchase attached hereto completed and duly endorsed by the Registered Holder, to the Company at 8160 South Highland Dr., Suite 108, Sandy, Utah 94093, Attention: Dwight Egan, President & CEO, or at such other address as the Company may specify in writing to the Registered Holder, and upon payment of the Exercise Price multiplied by the number of Warrant Shares then issuable upon exercise of this Warrant in lawful money of the United States of America, all as specified by the Registered Holder in the Form of Election to Purchase, within three (3) Business Days after delivery of the Form of Election to Purchase to the Company (the “Warrant Share Delivery Date”), the Company shall issue and cause to be delivered to the Registered Holder, and in such name or names as the Registered Holder may designate, a certificate for the Warrant Shares issued upon such exercise. Any person so designated in the Form of Election to Purchase, duly endorsed by the Registered Holder, as the person to be named on the certificates for the Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares, evidenced by such certificates, as of the Date of Exercise (as hereinafter defined) of such Warrant.

(c) The Registered Holder may pay the applicable Exercise Price pursuant to Section 3(b), at the option of the Registered Holder, either (i) by cashier’s or certified bank check payable to the Company, or (ii) by wire transfer of immediately available funds to the account which shall be indicated in writing by the Company to the Registered Holder, in either case, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the “Aggregate Exercise Price”).

(d) The “Date of Exercise” of any Warrant means the date on which the Company shall have received (i) this Warrant, with the Form of Election to Purchase attached hereto appropriately completed and duly endorsed, and (ii) payment of the Aggregate Exercise Price as provided herein.

(e) This Warrant will be exercisable either in its entirety or, from time to time, for part, only of the number of Warrant Shares which are issuable hereunder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares issued pursuant to such exercise, deliver to the Registered Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which Warrant shall be substantially in the form of this Warrant.

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(f) If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Form of Election to Purchase by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise, $10 per Business Day (increasing to $20 per Business Day on the fifth (5th) Business Day after such liquidated damages begin to accrue) for each Business Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

(g) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to transmit or cause to be transmitted to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

Section 4. Payment of Expenses. The Company will pay all expenses (other than any federal or state taxes, including without limitation income taxes, or similar obligations of the Registered Holder) attributable to the preparation, execution, issuance and delivery of this Warrant, any new Warrant and the Warrant Shares.

Section 5. Mutilated or Missing Warrant Certificate. If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Registered Holder, the Company will issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a substitute Warrant, in substantially the form of this Warrant, of like tenor, but, in the case of loss, theft or destruction, only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant and, if requested by the Company, indemnity also reasonably satisfactory to it.

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Section 6. Reservation, Listing and Issuance of Warrant Shares.

(a) The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the rights represented by this Warrant, the number of Warrant Shares deliverable upon exercise of this Warrant. The Company will, at its expense, use it best efforts to cause such shares to be included in or listed on (subject to issuance or notice of issuance of Warrant Shares) all markets or stock exchanges in or on which the Common Stock is included or listed not later than the date on which the Common Stock is first included or listed on any such market or exchange and will thereafter maintain such inclusion or listing of all shares of Common Stock from time to time issuable upon exercise of this Warrant.

(b) Before taking any action which could cause an adjustment pursuant to Section 7 hereof reducing the Exercise Price below the par value of the Warrant Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue at the Exercise Price, as so adjusted, Warrant Shares that are fully paid and non-assessable.

(c) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and nonassessable, and (ii) free from all liens, charges and security interests.

Section 7. Adjustment of Number of Warrant Shares.

(a) The number of Warrant Shares to be purchased upon exercise hereof is subject to change or adjustment from time to time as hereinafter provided:

(i) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (a) pay a dividend with respect to its Common Stock in shares of capital stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), other than elimination of par value, a change in par value, or a change from par value to no par value (any one of which actions is herein referred to as an “Adjustment Event”), the number of Warrant Shares purchasable upon exercise of the Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Registered Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant) that such Registered Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 7(a)(i) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

(ii) Adjustment of Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted pursuant to Section 7(a)(i), the Exercise Price for each Warrant Share payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

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(iii) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (a) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation of merger, or (b) permits any other corporation to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (c) transfers all or substantially all of its properties and assets to any other corporation, or (d) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash and/or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection 7(a)(iii), the Registered Holder, upon the exercise of this Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Exercise Price in effect for all shares of Common Stock issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and/or assets to which such holder would have been entitled upon such consummation if the Registered Holder had so exercised this Warrant immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section).

(iv) De Minimis Adjustments. No adjustment in the Exercise Price and number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least $0.001 in the Exercise Price; provided, however, that any adjustments which by reason of this Section 7(a)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

(b) Notice of Adjustment; Notice of Replacement. (i) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Registered Holder in writing (such writing referred to as an “Adjustment Notice”) of such adjustment or adjustments and shall deliver to such Registered Holder a statement setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. (ii) In the event of an IPO (as defined herein), the Company will provide the Registered Holder with notice of the Exercise Price established pursuant to the IPO and a replacement warrant evidencing the same within ten (10) Business Days after the closing of the IPO, or in the event that the IPO does not occur, within fifteen (15) Business Days after the closing of the Next Financing.

(c) Other Notices. In case at any time:

(i) the Company shall declare any cash dividend on its Common Stock;

(ii) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

(iii) the Company shall offer for subscription pro rata to all of the holders of its Common Stock any additional shares of stock of any class or other rights;

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(iv) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Stock);

(v) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company’s Common Stock), or sale of all or substantially all of its assets to another corporation; or

(vi) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company; then, in any one or more of said cases the Company shall give written notice, addressed to the Registered Holder at the address of such Registered Holder as shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action, as the case may be. Such written notice shall be given (except as to any bankruptcy proceeding) at least five (5) days prior to the action in question and not less than five (5) days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), or to a favorable vote of stockholders, if either is required.

(d) Statement on Warrants. The form of this Warrant need not be changed because of any change in the Exercise Price or in the number or kind of shares purchasable upon the exercise of a Warrant. However, the Company may at any time in its sole discretion make any change in the form of the Warrant that it may deem appropriate and that does not affect the substance thereof and any Warrant thereafter issued, whether in exchange or substitution for any outstanding Warrant or otherwise, may be in the form so changed.

(e) Fractional Interest. The Company will not be required to issue fractional Warrant Shares on the exercise of the Warrants. The number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on the exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 7(e) be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined by the Board of Directors of the Company in good faith, multiplied by such fraction computed to the nearest whole cent.

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(f) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued; provided that if such Common Stock or Common Stock Equivalents are issued in tranches such adjustment shall be made at the first closing of such issuance. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 7(f) in respect of an Exempt Issuance (as defined below). The Company shall notify the Holder, in writing, no later than the Business Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(f), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 7(f), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Form of Election to Purchase.“Exempt Issuance” means the issuance of (i) securities issued under any equity incentive plan of the Company existing on the date hereof and any amendments thereto approved by the Board of Directors of the Company, including securities issuable upon conversion or exercise of such securities, (ii) securities issued for consideration other than cash pursuant to a strategic arrangement, joint venture, merger, consolidation, acquisition, or similar business combination approved by the Board of Directors of the Company, (iii) securities issued hereunder or upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, or (iv) securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination approved by the Board of Directors of the Company.

Section 8. No Rights or Liabilities as a Stockholder. The Registered Holder shall not be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise, until the Date of Exercise shall have occurred. No provision of this Warrant, in the absence of affirmative action by the Registered Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights and privileges of the Registered Holder, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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Section 9. Transfer Restrictions; Registration of the Warrant and Warrant Shares.

(a) Neither the Warrant nor the Warrant Shares have been registered under the 1933 Act. The Registered Holder, by acceptance hereof, represents that it is acquiring this Warrant to be issued to it for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate this Warrant, any purchase rights evidenced hereby or any Warrant Shares unless a registration statement is effective for this Warrant or the Warrant Shares under the 1933 Act, or in the opinion of such Registered Holder’s counsel reasonably satisfactory to the Company, a copy of which opinion shall be delivered to the Company, such registration is not required as some other exemption from the registration requirement of the 1933 Act and applicable laws is available.

(b) Subject to the provisions of the following paragraph of this Section 9, each Certificate for Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE LAWS IS AVAILABLE.

(c) The restrictions and requirements set forth in the foregoing paragraph shall apply with respect to Warrant Shares unless and until such Warrant Shares are sold or otherwise transferred pursuant to an effective registration statement under the 1933 Act or are otherwise no longer subject to the restrictions of the 1933 Act, at which time the Company agrees to promptly cause such restrictive legends to be removed and stop transfer restrictions applicable to such Warrant Shares to be rescinded.

Section 10. Notices. All notices and other communications relating to this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first-class mail, postage prepaid, return receipt requested, or overnight air courier guaranteeing next day delivery to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

(a) If to the Registered Holder of this Warrant or the holder of the Warrant Shares, addressed to the address of such Registered Holder or holder as set forth on books of the Company or otherwise furnished by the Registered Holder or holder to the Company.

(b) If to the Company, addressed to:

Co-Diagnostics, Inc.

8160 South Highland Dr.

Suite 108

Sandy, UT 94093

Attn: Dwight Egan, President &CEO

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A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, and (ii) if sent by registered or certified mail, the earlier of the date of actual receipt by the party to whom such notice is required to be given or three (3) days after deposit in the United States mail.

Section 11. Binding Effect. This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, and the holder or holders from time to time of this Warrant and the Warrant Shares.

Section 12. Survival of Rights and Duties. This Warrant shall terminate and be of no further force and effect on the earlier of (i) 5:00 p.m., Pacific Standard Time, on the Expiration Date and (ii) the date on which this Warrant and all purchase rights evidenced hereby have been exercised, except that the provisions of Sections 6(c) and 9 hereof shall continue in full force and effect after such termination date.

Section 13. Governing Law. This Warrant shall be governed and controlled as to the validity, enforcement, interpretations, construction and effect and in all other aspects by the substantive laws of the State of New York. In any action between or among any of the parties, whether arising out of this Warrant or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in New York County, New York.Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.

Section 14. Section Headings. The Section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, Co-Diagnostics, Inc. has caused this Warrant to be duly executed in its corporate name by the manual signature of its President and Chief Executive Officer.

CO-DIAGNOSTICS, INC.

By:
Name:	Dwight Egan
Title:	President and Chief Executive Officer

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FORM OF ELECTION TO PURCHASE

(To Be Executed Upon Exercise of this Warrant)

To Co-Diagnostics, Inc.:

The undersigned, the record holder of this Warrant (Warrant No. _____), hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ___________ of the Warrant Shares and herewith and hereby tenders payment for such Warrant Shares to the order of Co-Diagnostics, Inc. of $_________________, representing the full purchase price for such shares at the price per share provided for in such Warrant and the delivery of any applicable taxes payable by the undersigned pursuant to such Warrant.

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name and address)	Social Security or Tax Identification No.

In the event that not all of the purchase rights represented by the Warrant are exercised, a new Warrant, substantially identical to the attached Warrant, representing the rights formerly represented by the attached Warrant which have not been exercised, shall be issued in the name of and delivered to:

(Please print name and address)	Social Security or Tax Identification No.

Dated: ______________________	Name of Holder (Print):

By:
(Name):
(Title):

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FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the attached Warrant (Warrant No. ___) with respect to the number of shares of Common Stock covered thereby set forth opposite the name of such assignee unto:

Name of Assignee	Address	Number of Shares of Common Stock

If the total of said purchase rights represented by the Warrant shall not be assigned, the undersigned requests that a new Warrant Certificate evidencing the purchase rights not so assigned be issued in the name of and delivered to the undersigned.

Date: ________________________	Name of Holder (Print): _________________________________

(Signature of Holder)

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INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of December 12, 2016, by Co-Diagnostics, Inc., a Utah corporation (the “Grantor”), in favor of Alexander Capital, LP as collateral agent (the “Collateral Agent”) for the secured parties referred to below.

WHEREAS:

A. Reference is made to that certain Security and Pledge Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), entered into by and among the Grantor, the other “Guarantors” party thereto, and the Collateral Agent, which secures certain now existing and future arising obligations owing to the Secured Parties (as defined in the Security Agreement) under the Transaction Documents as provided in the Security Agreement;

B. Pursuant to the Security Agreement, the Grantor is required to execute and deliver to the Collateral Agent this Agreement;

C. Pursuant to the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in substantially all the assets of the Grantor, including all right, title and interest of the Grantor in, to and under all now owned and hereafter acquired (1) trademarks, patents, and copyrights; (2) trademark applications, patent applications, and copyright applications; and (3) trademark licenses, patent licenses, and copyright licenses, and all products and proceeds thereof, to secure the payment of the Obligations (as defined in the Security Agreement).

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired:

1. Each United States and foreign trademark and trademark application, including, without limitation, each United States federally registered trademark and trademark application referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

2. Each trademark license, including, without limitation, each trademark license listed on Schedule 1 annexed hereto, together with all goodwill associated therewith;

3. All products and proceeds of the foregoing items 1 through 2, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any trademark, including, without limitation, any trademark referred to in Schedule 1 annexed hereto, any trademark issued pursuant to a trademark application referred to in Schedule 1 and any trademark licensed under any trademark license listed on Schedule 1 annexed hereto (items 1 through 3 being herein collectively referred to as the “Trademark Collateral”).

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4. Each United States and foreign patent and patent application, including, without limitation, each United States federally registered patent and patent application referred to in Schedule 2 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

5. Each patent license, including, without limitation, each patent license listed on Schedule 2 annexed hereto, together with all goodwill associated therewith;

6. All products and proceeds of the foregoing items 4 through 5, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any patent, including, without limitation, any patent referred to in Schedule 2 annexed hereto, any trademark issued pursuant to a patent application referred to in Schedule 2 and any patent licensed under any patent license listed on Schedule 2 annexed hereto (items 4 through 6 being herein collectively referred to as the “Patent Collateral”).

7. Each United States and foreign copyright and copyright application, including, without limitation, each United States federally registered copyright and copyright application referred to in Schedule 3 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

8. Each copyright license, including, without limitation, each copyright license listed on Schedule 3 annexed hereto, together with all goodwill associated therewith;

9. All products and proceeds of the foregoing items 7 through 8, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any copyright, including, without limitation, any copyright referred to in Schedule 3 annexed hereto, any copyright issued pursuant to a copyright application referred to in Schedule 3 and any copyright licensed under any copyright license listed on Schedule 3 annexed hereto (items 7 through 9 being herein collectively referred to as the “Copyright Collateral”; items 1 through 9 being herein (i.e., the Trademark Collateral, the Patent Collateral, and the Copyright Collateral) collectively referred to as the “IP Collateral”).

This security interest is granted in conjunction with the security interests granted to the Collateral Agent, for itself and on behalf of the other Secured Parties, pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the IP Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Security Agreement.

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Grantor shall give Collateral Agent prior written notice of no less than five (5) Business Days before filing any additional application for registration of any trademark and prompt notice in writing of any additional trademark registrations, patent registration, or copyright registrations granted therefor after the date hereof. Without limiting Grantor’s obligations under this paragraph, Grantor hereby authorizes Collateral Agent unilaterally to modify this Agreement by amending Schedules 1, 2, or 3 to include any future United States registered trademarks, patents, copyrights or applications therefor of Grantor. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedules 1, 2, or 3 shall in any way affect, invalidate or detract from Collateral Agent’s continuing security interest in all Collateral, whether or not listed on Schedule 1, 2, or 3.

Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their trademarks subject to the security interest hereunder.

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

This Agreement is a Transaction Document.

This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto (a) agree that any legal action or proceeding with respect to this Agreement or any other agreement, document, or other instrument executed in connection herewith or therewith, shall be brought in any state or federal court located within the City of New York, New York, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement, or any other agreement, document, or other instrument executed in connection herewith, brought in the aforementioned courts and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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The Grantor has caused this Intellectual Property Security Agreement to be duly executed by its duly authorized officer thereunto as of the date first set forth above.

CO-DIAGNOSTICS,INC·, a Utah corporation

By:
Name:
Title:

Acknowledged:

ALEXANDER CAPITAL, LP as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE 1

to

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Trademark Collateral

FILE NO.	COUNTRY	MARK

NONE.

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SCHEDULE 2

to

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Patent Collateral

US Patent 8,673,569 B2	Issued March 18, 2014 “Primers for Nucleic Acid Extensions”

US Patent 8,815,514 B2	Issued August 26, 2014 “Detection Primers for Nucleic acid Extensions or amplification Reactions”

US Patent 9,410,189 B2	Issued August 9, 2016 “Methods of Preventing Non-Specific Reactions of Nucleotide Sequences”

Patent Application	13/944,192 “Cooperative Primers, Probes and Applications Thereof”

Patent Application	13/223,787 “Rapid Oligo Probes”

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SCHEDULE 3

to

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Copyright Collateral

Domain Names

Codiagnostics.scom

Copyrights

No Registered Copyrights

Software developed for test development

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INTERCREDITOR AND SUBORDINATION AGREEMENT

INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of December 12, 2016, by and among Beaufort Capital Partners, LLC (together with its successors and assigns, the “Subordinated Lender”), CO-DIAGNOSTICS, INC. (the “Company”), all of the subsidiaries of the Company (such subsidiaries, the “Subsidiaries”, and the Company and the Subsidiaries, jointly and severally, together with their respective successors and assigns, collectively, the “Debtors”), the holders (collectively, the “December 2016 Holders”) of the Company’s Senior Notes (as defined below) pursuant to the Senior Loan Agreement (as defined below) (the December 2016 Holders, together with their respective successors and assigns, collectively, the “Senior Lender”), and Alexander Capital LP in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the Senior Lender.

The parties hereto hereby agree as follows:

1. Definitions

(a) Unless otherwise defined herein, terms defined in the Senior Loan Agreement and used herein shall have the meanings given to them in the Senior Loan Agreement.

(b) The following terms shall have the following meanings:

“Agreement”: this Intercreditor and Subordination Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral”: the collective reference to any and all property from time to time subject to security interests to secure payment or performance of the Senior Obligations or the Subordinated Obligations.

“Insolvency Event”: (a) The Debtors or any of their Subsidiaries commencing any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Debtors or any of their Subsidiaries making a general assignment for the benefit of its creditors; or (b) there being commenced against the Debtors or any of their Subsidiaries any case, proceeding or other action of a nature referred to in clause (a) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there being commenced against the Debtors or any of their Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (d) the Debtors or any of their Subsidiaries taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) the Debtors or any of their Subsidiaries generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

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“Majority in Interest”: means, at any time of determination, 50.01% of the then outstanding aggregate principal amount of the Senior Notes.

“Senior Loan Agreement”: means the Securities Purchase Agreement, dated as of December 12, 2016, among the Company and the December 2016 Holders, as the same may be amended, modified or supplemented from time to time, including, without limitation, amendments, modifications, supplements and restatements thereof giving effect to renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings of, or additions to, the arrangements provided in such Senior Loan Agreement (whether provided by the original December 2016 Holders or successor December 2016 Holders or other lenders).

“Senior Loan Documents”: the collective reference to the Senior Loan Agreement, the Senior Notes, the Senior Security Documents and all other documents and agreements that from time to time evidence the Senior Obligations or secure payment or performance thereof.

“Senior Notes”: means the 15% Senior Secured Convertible Promissory Notes in the aggregate principal amount of up to $1,500,000 due June 12, 2017, outstanding from time to time under the Senior Loan Agreement.

“Senior Obligations”: the collective reference to the unpaid principal of and interest on the Senior Notes and all other obligations and liabilities of the Debtors to the Senior Lender of whatever kind or nature (including, without limitation, interest accruing at the then applicable rate provided in the Senior Notes after the maturity of the Senior Notes and interest accruing at the then applicable rate provided in the Senior Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Debtors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case arising under, out of, or in connection with, the Senior Loan Agreement, the Senior Notes, this Agreement or the other Senior Loan Documents, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Senior Lender that are required to be paid by the Debtors pursuant to the terms of the Senior Loan Agreement or this Agreement or any other Senior Loan Document).

“Senior Security Documents”: the collective reference to all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property to secure payment or performance of the Senior Obligations.

“Subordinated Agreements”: the agreements set forth on Schedule 1 hereto between the Debtors and the lenders parties thereto, as the same may be amended, modified or otherwise supplemented from time to time.

“Subordinated Loan Documents”: the collective reference to the Subordinated Agreements, the Subordinated Security Documents and any other documents or instruments that from time to time evidence the Subordinated Obligations or secure or support payment or performance thereof.

“Subordinated Loans”: the loans made by the Subordinated Lender pursuant to the Subordinated Agreements.

“Subordinated Obligations”: the collective reference to the obligations and liabilities of the Debtors to the Subordinated Lender, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinated Agreements, this Agreement, or any other Subordinated Loan Document, in each case whether on account of principal, interest, dividends, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Subordinated Lender that are required to be paid by the Debtors pursuant to the terms of the Subordinated Agreements or this Agreement or any other Subordinated Loan Document).

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“Subordinated Security Documents”: the collective reference to the documents listed on Schedule 1 hereto, as the same may be amended, modified or otherwise supplemented from time to time with the prior written consent of the Senior Lender and any other documents executed by the Debtors with the prior written consent of the Senior Lender that from time to time secure payment or performance of the Subordinated Obligations.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Subordination.

(a) Each of the Debtors and the Subordinated Lender agrees, for itself and each future holder of the Subordinated Obligations, that the Subordinated Obligations are expressly “subordinate and junior in right of payment” (as that phrase is defined in paragraph 2(b)) to all Senior Obligations.

(b) “Subordinate and Junior in Right of Payment” means that (i) no part of the Subordinated Obligations shall have any claim to the assets of the Debtors on a parity with or prior to the claim of the Senior Obligations; and (ii) unless and until the Senior Obligations have been paid in full, without the express prior written consent of the Senior Lender, the Subordinated Lender will not take, demand or receive from the Debtors, and the Debtors will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of (of whatever kind or nature, whether in cash, property, securities or otherwise) or security for the whole or any part of the Subordinated Obligations, including, without limitation, any letter of credit or similar credit support facility to support payment of the Subordinated Obligations.

(c) Notwithstanding the foregoing, the Subordinated Lender and Debtors acknowledge, confirm and agree that, so long as a Blockage Period (as defined below) does not exist, Debtors may make, and the Subordinated Lender may accept and retain regularly scheduled payments of interest in cash payable by Debtors to the Subordinated Lender in accordance with the Subordinated Loan Documents, as in effect on the date hereof or as may be amended with the consent of the parties hereto. During a Blockage Period, Debtors are not permitted to make, and the Subordinated Lender is not permitted to accept and retain any payments of interest in respect of the Subordinated Obligations. Debtors may resume the making of any regularly scheduled payments of interest (and may make any regularly scheduled payments of interest missed during any Blockage Period) in respect of the Subordinated Obligations after a Blockage Period ends; provided, that, such payments are made on a non-accelerated, pre-default basis. Under no circumstances shall the Subordinated Lender be permitted to accelerate the Subordinated Obligations and accept and retain payments in respect thereof. As used herein, “Blockage Period” means the period commencing upon the receipt by the Subordinated Lender of written notice (a “Blockage Notice”) from the Senior Lender that an Event of Default (under and as defined in the Senior Loan Documents) exists and is continuing, and ending upon the earlier of: (i) the date the Subordinated Lender receives written notice from the Senior Lender rescinding the Blockage Notice; (ii) the Event of Default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) the payment in full of the Senior Obligations and the irrevocable termination of the obligation of the Senior Lender to extend credit to Debtors under the Senior Loan Documents.

(d) The expressions “prior payment in full,” “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full, in immediately available funds, of all of the Senior Obligations.

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3. Additional Provisions Concerning Subordination.

(a) Each of the Subordinated Lender and the Debtors agrees that upon the occurrence of any Insolvency Event:

(i) all Senior Obligations shall be paid in full before any payment or distribution of whatever kind or nature is made with respect to the Subordinated Obligations; and

(ii) any payment or distribution of assets of the Debtors, whether in cash, property or securities, to which the Subordinated Lender would be entitled except for the provisions hereof, shall be paid or delivered by the Debtors, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Senior Lender, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution of any kind or nature shall be made to the Subordinated Lender.

(b) If any payment or distribution, whether consisting of money, property or securities, shall be collected or received by the Subordinated Lender in respect of the Subordinated Obligations, the Subordinated Lender forthwith shall deliver the same to the Senior Lender, in the form received, duly indorsed to the Senior Lender, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by the Subordinated Lender as the property of the Senior Lender, segregated from other funds and property held by the Subordinated Lender.

4. Rights in Collateral.

(a) Notwithstanding anything to the contrary contained in the Senior Loan Agreement, any Senior Security Document, any other Senior Loan Document or any Subordinated Security Document or other Subordinated Loan Document and irrespective of:

(i) the time, order or method of attachment or perfection of the security interests created by any Senior Security Document or any Subordinated Security Document;

(ii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral;

(iii) anything contained in any filing or agreement to which the Senior Lender or the Subordinated Lender now or hereafter may be a party; and

(iv) the rules for determining perfection or priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors, any security interest in any Collateral pursuant to any Senior Security Document has and shall have priority, to the extent of any unpaid Senior Obligations, over any security interest in such Collateral pursuant to any Subordinated Security Document.

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(b) So long as the Senior Obligations have not been paid in full and any Senior Security Document remains in effect, whether or not any Insolvency Event has occurred,

(i) the Subordinated Lender will not (A) exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral or (B) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure or (C) contest, protest or object to any foreclosure proceeding, postpetition financing, use of cash collateral or action brought by the Senior Lender or any other exercise by the Senior Lender of any rights and remedies under any Senior Loan Documents; and

(ii) the Senior Lender shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral and Senior Lender shall not be required to marshal any Collateral. For the avoidance of doubt, each party which constitutes the Senior Lender shall have an interest in the Collateral on a pro-rata basis with respect to the principal amounts owed by the Company to each party.

(c) In exercising rights and remedies with respect to the Collateral, the Senior Lender may enforce the provisions of the Senior Security Documents and exercise remedies thereunder and under any other Senior Loan Documents, all in such order and in such manner as it may determine in the exercise of their sole commercially reasonable business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction.

(d) When all Senior Obligations have been paid in full and the Senior Security Documents no longer are in effect, the Subordinated Lender shall have the right to enforce the provisions of the Subordinated Security Documents and exercise remedies thereunder.

(e) Any money, property or securities realized upon the sale, disposition or other realization by the Senior Lender upon all or any part of the Collateral shall be applied by the Senior Lender in the following order:

(i) First, to the payment in full of all costs and expenses (including, without limitation, attorneys’ fees and disbursements) paid or incurred by the Senior Lender in connection with the such realization on the Collateral or the protection of their rights and interests therein;

(ii) Second, to the payment in full of all Senior Obligations in such order as the Senior Lender may elect in its sole discretion;

(iii) Third, to the payment in full of all Subordinated Obligations in such order as the Subordinated Lender may elect in its sole discretion which are secured by such Collateral, which shall be paid to the Subordinated Lender; and

(iv) Fourth, to pay to the Debtors, or its representative or as a court of competent jurisdiction may direct, any surplus then remaining.

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(f) The Senior Lender’s rights with respect to the Collateral include the right to release any or all of the Collateral from the lien of any Senior Security Document or Subordinated Security Document in connection with the sale of such Collateral, notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any Senior Obligations or Subordinated Obligations. If the Senior Lender shall determine, in connection with any sale of Collateral, that the release of the lien of any Subordinated Security Document on such Collateral in connection with such sale is necessary or advisable, the Subordinated Lender shall execute such release documents and instruments and shall take such further actions as the Senior Lender shall request. The Subordinated Lender hereby irrevocably constitutes and appoints the Senior Lender and any officer of the Senior Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Subordinated Lender and in the name of the Subordinated Lender or in the Senior Lender’s own name, from time to time in the Senior Lender’s discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release. The Subordinated Lender hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph.

5. Consent of the Subordinated Lender

(a) The Subordinated Lender consents that, without the necessity of any reservation of rights against the Subordinated Lender, and without notice to or further assent by the Subordinated Lender:

(i) any demand for payment of any Senior Obligations made by the Senior Lender may be rescinded in whole or in part by the Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Debtors or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of the Debtors or any other party under the Senior Loan Agreement or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Lender; and

(ii) the Senior Loan Agreement, the Senior Notes and any other Senior Loan Document may be amended, modified, supplemented or terminated, in whole or in part, as the Senior Lender may deem advisable from time to time, and any collateral security at any time held by the Senior Lender for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Subordinated Lender, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

(b) The Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Lender upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Debtors and the Senior Lender shall be deemed to have been consummated in reliance upon this Agreement. The Subordinated Lender acknowledges and agrees that the Senior Lender has relied upon the subordination provided for herein in entering into the Senior Loan Agreement and in making funds available to the Debtors thereunder. The Subordinated Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

6. Negative Covenants of the Subordinated Lender. So long as any of the Senior Obligations shall remain outstanding or the obligation of Senior Lender to extend credit to Debtors remains in effect, the Subordinated Lender shall not, without the prior written consent of the Senior Lender:

(a) sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a “Transferee”) or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Transferee unless (i) such action is made expressly subject to this Agreement and (ii) the Transferee expressly acknowledges to the Senior Lender, by a writing in form and substance satisfactory to the Senior Lender, the subordination provided for herein and agrees to be bound by all of the terms hereof;

F-6

(b) permit any of the Subordinated Loan Documents to be amended, modified or otherwise supplemented; or

(c) commence, or join with any creditors other than the Senior Lender in commencing, any case or proceeding referred to in the definition of Insolvency Event.

7. Senior Obligations Unconditional. All rights and interests of the Senior Lender hereunder, and all agreements and obligations of the Subordinated Lender and the Debtors hereunder, shall remain in full force and effect irrespective of:any lack of validity or enforceability of any Senior Security Documents or any other Senior Loan Documents;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Senior Loan Agreement or any other Senior Security Document;

(c) any exchange, release or non-perfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or

(d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Debtors in respect of the Senior Obligations, or of either the Subordinated Lender or the Debtors in respect of this Agreement.

8. Representations and Warranties of Subordinated Lender. The Subordinated Lender represents and warrants to the Senior Lender that:

(a) the Subordinated Lender has the corporate power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(b) this Agreement constitutes a legal, valid and binding obligation of the Subordinated Lender; and

(c) the execution, delivery and performance of this Agreement will not violate any provision of any law or contractual obligation of the Subordinated Lender and will not result in the creation or imposition of any lien on any of the properties or revenues of the Subordinated Lender pursuant to any law affecting or any contractual obligation of the Subordinated Lender, except the interest of the Senior Lender under this Agreement.

(d) the Subordinated Loan Documents set forth on Schedule 1 hereto are the only documents relating to the Subordinated Loans and no other documents relating to the Subordinated Loans exist, including, but not limited to, security agreements, guarantees, U.C.C. filings, pledge agreements and/or any other agreements, documents and/or instruments.

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9. Representations and Warranties by Senior Lender.

(a) The Senior Lender represents and warrants to the Subordinated Lender that:

(i) the Senior Lender has the corporate power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(ii) this Agreement constitutes a legal, valid and binding obligation of the Senior Lender; and

(iii) the execution, delivery and performance of this Agreement will not violate any provision of any law or contractual obligation of the Senior Lender and will not result in the creation or imposition of any lien on any of the properties or revenues of the Senior Lender pursuant to any law affecting or any contractual obligation of the Senior Lender, except the interest of the Subordinated Lender under this Agreement.

(b) Except as expressly set forth above, the Senior Lender has not made, and does not hereby or otherwise make to the Subordinated Lender, any representations or warranties, express, or implied, nor does the Senior Lender assume any liability to the Subordinated Lender with respect to:

(i) the financial or other condition of obligors under any instruments of guarantee with respect to the Senior Obligations, (ii) the enforceability, validity, value or collectibility of the Senior Obligations or the Subordinated Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations or the Subordinated Obligations or (iii) the Debtors’ title or right to transfer any collateral or security.

10. Waiver of Claims. To the maximum extent permitted by law, the Subordinated Lender waives any claim it might have against the Senior Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Senior Lender, or its directors, officers, employees or agents with respect to any exercise of rights or remedies under the Senior Loan Documents or any transaction relating to the Collateral. Neither the Senior Lender, nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtors or the Subordinated Lender or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

11. Provisions Applicable After Bankruptcy: No Turnover. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Event. The Subordinated Lender agrees that it will not seek or accept adequate protection without the prior written consent of the Senior Lender; except that the Subordinated Lender shall be permitted (a) to obtain adequate protection in the form of the benefit of additional or replacement liens on the Collateral (including proceeds thereof arising after the commencement of any insolvency or bankruptcy case), as long as, in each case, the Senior Lender is also granted such additional or replacement liens or additional or replacement collateral and such liens of the Subordinated Lender are subordinated to the liens securing the Senior Obligations to the same extent as the liens of the Subordinated Lender on the Collateral are subordinated to the liens of the Senior Lender and (b) to obtain adequate protection in the form of reports, notices, inspection rights and similar forms of adequate protection to the extent granted to a first lien agent. The Subordinated Lender (both in its capacity as a Subordinated Lender and in its capacity as a party which may be obligated to Debtors or any of Debtors’ Affiliates with respect to contracts which are part of the Senior Lender’s Collateral) agrees not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action, objection or other proceeding (a) challenging the enforceability of the Senior Lender’s claim, (b) challenging the enforceability of any liens or security interests in assets securing the Senior Obligations, (c) asserting any claims which the Debtors may hold with respect to the Senior Lender, or (d) objecting to any sale or other disposition of Debtors’ assets consented to by the Senior Lender in any bankruptcy or other proceeding or any borrowing or grant of any lien by Debtors consented to by the Senior Lender in any such proceeding.

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12. Further Assurances. The Subordinated Lender and the Debtors, at their own expense and at any time from time to time, upon the written request of the Senior Lender will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Senior Lender reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

13. Expenses.

(a) The Debtors will pay or reimburse the Senior Lender, upon demand, for all its costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, fees and disbursements of counsel to the Senior Lender.

(b) The Debtors will pay, indemnify, and hold the Senior Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements (including, without limitation, the Senior Lender’s reasonable attorneys’ fees) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by any Senior Lender with respect to any of the foregoing.

14. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lender on the one hand and the Subordinated Lender on the other hand, and no other Person shall have any right, benefit or other interest under this Agreement.

15. Legend. The Subordinated Lender and the Debtors will cause the Subordinated Obligations (to the extent certificated) and each Subordinated Security Document to bear upon its face a legend referring to this Agreement and indicating that such documents are subordinated as provided herein.

16. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full and the obligation of the Senior Lender to extend credit under the Senior Loan Documents is irrevocably terminated.

17. Notices. All notices, requests and demands to or upon the Senior Lender or the Debtors or the Subordinated Lender to be effective shall be in writing (except as expressly provided herein) at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 17. Any notice or request required to be given hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) facsimile to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or request required to be given hereunder shall be deemed given on the earlier of (i) actual receipt thereof, and (ii) (A) one (1) business day following posting thereof by a recognized overnight courier, (B) three (3) days following posting thereof by registered or certified mail, return receipt requested, or (C) upon the sending thereof when sent by facsimile with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

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If to the Senior Lender:	Alexander Capital LP, as Collateral Agent 17 State Street, 5th Floor New York, NY 10004 Tel: (212) 687-5650 Fax: (212) 687-5649 Attention: Chris Carlin Head of Global Equity Capital Markets

If to the Subordinated Lender:	Beaufort Capital Partners, LLC 50 Main Street, Suite 1000 White Plains, NY 10606 Tel: (914) 332-4500 Fax: (914) 332-4577 Attention: Robert P. Marino

If to the Debtors:	Co-Diagnostics, Inc. 8160 South Highland Drive, Suite 108 Sandy, Utah 84093 Tel: (801) 438-1036 Fax: Attention: Dwight Egan, President and CEO

The Senior Lender, the Debtors and the Subordinated Lender may change their respective addresses and transmission numbers for notices by notice in the manner provided in this Section 17.

18. Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Agreement by telecopier or other electronic means shall have the same force and effect as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or other electronic means also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement as to such party or any other party.

19. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. Integration. This Agreement represents the agreement of the Senior Lender and the Subordinated Lender with respect to the subject matter hereof and there are no promises or representations by the Senior Lender or the Subordinated Lender relative to the subject matter hereof not reflected herein.

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21. Amendments in Writing; No Waiver: Cumulative Remedies.

(a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Senior Lender, the Debtors and the Subordinated Lender.

(b) No failure to exercise, nor any delay in exercising, on the part of either the Senior Lender or the Subordinated Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

22. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. Successors and Assigns.

(a) This Agreement shall be binding upon the successors, heirs, administrators, executors and permitted assigns of the Debtors and the Subordinated Lender and shall inure to the benefit of the Senior Lender and its successors and assigns.

(b) Upon a successor Senior Lender becoming the Senior Lender under the Senior Loan Agreement, such successor Senior Lender automatically shall become the Senior Lender hereunder with all the rights and powers of the Senior Lender hereunder without the need for any further action on the part of any party hereto.

24. Invalidated Payments. To the extent that the Senior Lender receives payments on, or proceeds of Collateral for, the Senior Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Debtors, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, the Senior Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Lender. Specific Performance. The Senior Lender is hereby authorized to demand specific performance of this Agreement at any time when the Subordinated Lender shall have failed to comply with any of the provisions of this Agreement applicable to the Subordinated Lender, whether or not the Debtors shall have complied with any of the provisions hereof applicable to the Debtors, and the Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance. GOVERNING LAW: CONSENT TO JURISDICTION AND VENUE. THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF THE DEBTORS, THE SUBORDINATED LENDER AND THE

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SENIOR LENDER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE DEBTORS, THE SUBORDINATED LENDER AND THE SENIOR LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE SENIOR LOAN DOCUMENTS OR SUBORDINATED LOAN DOCUMENTS, PROVIDED, THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK AND, PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE SENIOR LENDER OR THE SUBORDINATED LENDER (SUBJECT TO THE TERMS OF THIS AGREEMENT) FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SENIOR OBLIGATIONS, OR THE SUBORDINATED OBLIGATIONS TO ENFORCE A JUDGEMENT OR OTHER COURT ORDER IN FAVOR OF THE SENIOR LENDER. EACH OF THE DEBTORS AND THE SUBORDINATED LENDER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE DEBTORS AND THE SUBORDINATED LENDER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE DEBTORS AND THE SUBORDINATED LENDER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS SET FORTH IN THE AGREEMENT OR BENEATH ITS SIGNATURE LINE BELOW, AS THE CASE MAY BE, AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE DEBTORS’ OR THE SUBORDINATED LENDER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

27. MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE SENIOR LOAN DOCUMENTS OR ANY OF THE SUBORDINATED LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

28. Senior Lender’s Interest in the Collateral. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, each party which constitutes the Senior Lender shall have an interest in the Collateral on a pro-rata basis with respect to the principal amounts owed by the Company to each party.

29. Appointment of Agent. The Senior Lender hereby appoints Alexander Capital LP to act as its agent (“Collateral Agent”) for purposes of exercising any and all rights and remedies of the Senior Lender hereunder. Such appointment shall continue until revoked in writing by the Senior Lender, at which time the Senior Lender shall appoint a new Collateral Agent. The Collateral Agent shall have the rights, responsibilities and immunities set forth in Annex 1 hereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor and Subordination Agreement to be duly executed and delivered as of the day and year first above written.

SENIOR LENDERS:

___________________________________________

By:  ______________________________

Name: ____________________________

Title: _____________________________

Amount of Debt: ____________________

___________________________________________

By:  ______________________________

Name: ____________________________

Title: _____________________________

Amount of Debt: ____________________

COLLATERAL AGENT:

ALEXANDER CAPITAL, LP

By:_______________________________

Name: Jonathan Gazdak

Title: Head of Investment Banking

[SIGNATURE PAGES OF THE SUBORDINATED LENDER AND DEBTORS FOLLOW]

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[SIGNATURE PAGE OF THE SUBORDINATED LENDER TO THE INTERCREDITOR AND SUBORDINATION AGREEMENT]

BEAUFORT CAPITAL PARTNERS, LLC

By:  ______________________________

Name: ____________________________

Title: _____________________________

Amount of Debt: ____________________

[SIGNATURE PAGES OF THE DEBTORS FOLLOW]

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[SIGNATURE PAGES OF THE DEBTORS TO THE INTERCREDITOR AND SUBORDINATION AGREEMENT]

DEBTORS:

CO-DIAGNOSTICS, INC.

By:__________________________________________ Name:________________________________________ Title:_________________________________________

DNA LOGIX, INC.

By:__________________________________________ Name:________________________________________ Title:_________________________________________

ZIKA RAPID RESPONSE, INC.

By:__________________________________________ Name:________________________________________ Title:_________________________________________

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SCHEDULE 1 TO INTERCREDITOR AND SUBORDINATION AGREEMENT

DESCRIPTION OF ALL SUBORDINATED AGREEMENTS AND SUBORDINATED

SECURITY DOCUMENTS

1.	12% Convertible Note Due 2016 of Co-Diagnostics, Inc. in the original principal amount of $500,000, issued on May 15, 2015 to Beaufort Capital Partners, LLC.

2.	Judgment for Beaufort Capital Partners, LLC against Co-Diagnostics, Inc., dated June 6, 2016, granted in the Third Judicial District Court of the State of Utah (Case No. 160902670).

3.	Forbearance Agreement, dated August 8, 2016, between Co-Diagnostics, Inc. and Beaufort Capital Partners, LLC.

4.	Securities Purchase Agreement, dated the date hereof, between Beaufort Capital Partners, LLC and Co-Diagnostics, Inc. (the “Beaufort Purchase Agreement”).

5.	15% Secured Convertible Promissory Note due June 12, 2017 of Co-Diagnostics, Inc. in the original principal amount of $583,500, issued on the date hereof to Beaufort Capital Partners, LLC.

6.	Warrant to Purchase Common Stock of Co-Diagnostics, Inc., dated the date hereof, issued to Beaufort Capital Partners, LLC in connection with the Beaufort Purchase Agreement.

7.	Security and Pledge Agreement, dated the date hereof, among Co-Diagnostics Inc. and its subsidiaries, as debtors, and Beaufort Capital Partners, LLC and its endorsees, transferees and assigns, as secured parties.

8.	Intellectual Property Security Agreement, dated the date hereof, by Co-Diagnostics, Inc. in favor of Beaufort Capital Partners, LLC.

9.	Subsidiary Guarantee, dated the date hereof, made by the subsidiaries of Co-Diagnostics, Inc. in favor of Beaufort Capital Partners, LLC entered into in connection with the Beaufort Purchase Agreement.

10.	Perfection Certificate, dated the date hereof, of Co-Diagnostics, Inc., DNA Logix, Inc. and Zika Rapid Response, Inc. issued to Beaufort Capital Partners, LLC.

11.	Confession of Judgment, dated on or about the date hereof, of DNA Logix, Inc. and Zika Rapid Response, Inc. in favor of Beaufort Capital Partners, LLC.

12.	Confession of Judgment, dated on or about the date hereof, of Co-Diagnostics, Inc. in favor of Beaufort Capital Partners, LLC.

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ANNEX 1

to

INTERCREDITOR AND SUBORDINATION AGREEMENT

THE COLLATERAL AGENT

1. Appointment. The Senior Lender (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Intercreditor and Subordination Agreement to which this Annex 1 is attached (the "Agreement")), by its acceptance of the benefits of the Agreement, hereby designate Alexander Capital LP (“Collateral Agent”) as the Collateral Agent to act as specified herein and in the Agreement. The Senior Lender shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of the Agreement and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature. The Collateral Agent shall not have by reason of the Agreement or any other Senior Loan Document a fiduciary relationship in respect of the Debtor or the Senior Lender, and nothing in the Agreement or any other Senior Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Agreement or any other Senior Loan Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, the Senior Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with the Senior Lender’s investment in the Company, the creation and continuance of the Senior Obligations, the transactions contemplated by the Senior Loan Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide the Senior Lender with any credit, market or other information with respect thereto, whether coming into its possession before any Senior Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Debtors or the Senior Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Senior Loan Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Senior Loan Document, or the financial condition of the Debtor, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Senior Notes, or any of the Senior Loan Documents.

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4. Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral on behalf of the Senior Lender. To the extent practical, the Collateral Agent shall request instructions from the Senior Lender with respect to any material act or action (including failure to act) in connection with the Agreement or any other Senior Loan Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority in Interest. If such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Senior Lender in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Senior Lender shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Senior Loan Documents, and the Debtor shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Senior Loan Documents or applicable law.

5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Senior Loan Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Senior Loan Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to the Senior Lender to assure that the Collateral exists or is owned by the Debtor or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Debtor, the Senior Lender will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Senior Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Agreement or any other Senior Loan Document, or in any way relating to or arising out of the Agreement or any other Senior Loan Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require the Senior Lender to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

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7. Resignation by the Collateral Agent.

(a) The Collateral Agent may resign from the performance of all its functions and duties under the Agreement and the other Senior Loan Documents, at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Debtor and the Senior Lender. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Senior Lender, acting by a Majority in Interest, shall appoint a successor Collateral Agent hereunder.

(c) If a successor Collateral Agent shall not have been so appointed within said 30- day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Senior Lender appoints a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 30-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Debtor and the Senior Lender in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtor on demand.

8. RIGHTS WITH RESPECT TO COLLATERAL. THE SENIOR LENDER AGREES WITH THE COLLATERAL AGENT (I) THAT IT SHALL NOT, AND SHALL NOT ATTEMPT TO, EXERCISE ANY RIGHTS WITH RESPECT TO ITS SECURITY INTEREST IN THE COLLATERAL, WHETHER PURSUANT TO ANY OTHER AGREEMENT OR OTHERWISE (OTHER THAN PURSUANT TO THIS AGREEMENT),OR TAKE OR INSTITUTE ANY ACTION AGAINST THE COLLATERAL AGENT IN RESPECT OF THE COLLATERAL OR ITS RIGHTS HEREUNDER (OTHER THAN ANY SUCH ACTION ARISING FROM THE BREACH OF THIS AGREEMENT) AND (II) THAT SUCH SENIOR LENDER HAS NO OTHER RIGHTS WITH RESPECT TO THE COLLATERAL OTHER THAN AS SET FORTH IN THIS AGREEMENT AND THE OTHER SENIOR LOAN DOCUMENTS. UPON THE ACCEPTANCE OF ANY APPOINTMENT AS COLLATERAL AGENT HEREUNDER BY A SUCCESSOR AGENT,SUCH SUCCESSOR AGENT SHALL THEREUPON SUCCEED TO AND BECOME VESTED WITH ALL THE RIGHTS, POWERS, PRIVILEGES AND DUTIES OF THE RETIRING AGENT AND THE RETIRING AGENT SHALL BE DISCHARGED FROM ITS DUTIES AND OBLIGATIONS UNDER THE AGREEMENT. AFTER ANY RETIRING AGENT’S RESIGNATION OR REMOVAL HEREUNDER AS COLLATERAL AGENT, THE PROVISIONS OF THE AGREEMENT SHALL INURE TO ITS BENEFIT AS TO ANY ACTIONS TAKEN OR OMITTED TO BE TAKEN BY IT WHILE IT WAS COLLATERAL AGENT.

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